Exhibit 10.2

SUBLEASE AGREEMENT COVER PAGE

Date of Agreement:	April 12, 2012

Master Landlord:	Churchwardens and Vestrymen of Trinity Church in the City of New-York, a religious corporation in the State of New York

Sublessor:	DST Realty of New York, Inc., a New York corporation

Sublessee:	Criteo Corp., a Delaware corporation

Subleased Premises:	Approximately 16,814 square feet of office space located on the fifth floor of the building located 100 Avenue of the Americas, New York, NY 10013

BASIC SUBLEASE INFORMATION

Master Landlord:	Churchwardens and Vestrymen of Trinity Church in the City of New-York, a religious corporation in the State of New York.

Sublessor/Master Lessee:	DST Realty of New York, Inc., a New York Corporation.

Sublessee:	Criteo Corp., a Delaware corporation authorized to conduct business in the State of New York.

Master Lease:	Lease Agreement dated November 1, 1998 between Master Landlord and SSB Realty, Inc. (“SSB”), as assigned to DST International North America Ltd. (“DSTNA”) by that certain Assignment and Assumption of Lease between SSB and DSTNA dated February 21, 2003, as further assigned to Sublessor by that certain Assignment and Assumption of Lease between DSTNA and Sublessor dated December 1, 2007, and as modified and extended by that certain Lease Modification and Extension Agreement dated February 6, 2008, between Master Landlord and Sublessor, as Master Lessee, covering the Subleased Premises.

Subleased Premises:	Approximately 16,814 square feet of office space located on the Fifth floor of the building located 100 Avenue of the Americas, New York, NY 10013, and more specifically depicted on the floor plan attached hereto as Exhibit A, along with all furniture, fixtures, equipment, machinery, and other personal property owned by Sublessor and located within the Subleased Premises on the Commencement Date, which may or may not be inventoried on Exhibit B attached hereto (collectively, the “FF&E”) , to be delivered “as-is”, “where-is” and “with all faults” by Sublessor in its “broom cleaned” condition. Notwithstanding anything to the contrary, in the event that Sublessor fails to inventory the FF&E as provided above, Sublessee agrees to accept title to all FF&E located within the Subleased Premises on the Commencement Date.

Commencement Date:	Upon the later of (x) full execution of this Sublease Agreement (which is April 12, 2012), and (y) the date on which Master Landlord’s consent to this Sublease Agreement is received by Sublessor.

Rent Commencement Date:	Ninety days following the Commencement Date.

Sublease Expiration Date:	December 30, 2016.

Term:	The Commencement Date to the Sublease Expiration Date.

Base Year:	a. Operating Expenses - The calendar year commencing on January 1, 2012, and ending on December 31, 2012. b. Real Estate Taxes - The fiscal year commencing July 1, 2012, and ending on June 30, 2013.

Options to Extend Term:	None.

Base Rental Rate:	$39.00 per square foot, per annum.

Base Rent Summary Table:

Sublease Term:	Rate Per Sq. Ft.	Annual Rent	Monthly Rent
Commencement Date — Expiration Date	$39.00	$655,746	$54,645.50

Additional Rent:	Real Estate Taxes, along with the Real Estate Tax Escalation (as such terms are defined in the Master Lease); the Percentage Escalation set forth in Exhibit D, attached hereto; and such other costs, charges and fees defined as Additional Rent under the Master Lease.

Security Deposit:	$327,873.00, as an initial deposit due upon execution of this Sublease Agreement; and reduced to $273,227.50 following the first anniversary of this Sublease Agreement, provided that there have been no defaults or violations of this Sublease Agreement during the first Sublease year and such refunded amount shall be immediately paid to Sublessee within ten (10) business days of the first anniversary of this Sublease Agreement.

Guarantor(s):	Criteo, SA 8 Boulevard des Capucines 75009 Paris, France

With a notice address of:

Criteo, SA Attention: General Counsel 411 High Street Palo Alto, CA 94301

Such guarantees to be provided pursuant to the Form of Guaranty Agreements attached hereto as Exhibit E-1 and Exhibit E-2.

Sublessor Address:	DST Realty of New York, Inc. c/o DST Realty, Inc. 333 West 11th Street, Suite 101 Kansas City, Missouri 64105 Attention: Thomas R. McGee, Jr. Christopher J. Lemke, Esq.

Sublessee Address:	Prior to the Commencement Date: Criteo Corp. 50 West 17th Street, 3rd Floor New York, New York 10011 Attention: Susan Lee

Subsequent to the Commencement Date: Criteo USA 100 Avenue of the Americas, 5th Floor New York, New York 10013

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Agreement” or Sublease Agreement”), made and entered into as of April 12, 2012, by and between DST Realty of New York, Inc., a New York Corporation with an office address of c/o DST Realty, Inc., 333 West 11th Street, Suite 101, Kansas City, Missouri 64105 (together with any successor or assigns, hereinafter called the “Sublessor”) and Criteo Corp., a Delaware corporation having an address at 50 W. 17th Street, 3rd Floor, New York, New York 10011 (together with any permitted successor or assigns, hereinafter collectively called the “Sublessee”).

RECITALS

A. Sublessor is the lessee (“Master Lessee”) of the Subleased Premises within the Building pursuant to the terms of a Master Lease Agreement dated November 1, 1998 between Master Landlord and SSB Realty, Inc. (“SSB”), as assigned to DST International North America Ltd. (“DSTNA”) by that certain Assignment and Assumption of Lease between SSB and DSTNA dated February 21, 2003, as further assigned to Sublessor by that certain Assignment and Assumption of Lease between DSTNA Sublessor dated December 1, 2007, and as modified and extended by that certain Lease Modification and Extension Agreement dated February 6, 2008, between Master Landlord and Sublessor, as Master Lessee, covering the Subleased Premises, a copy of which has been provided to Sublessee and is attached hereto as Exhibit A (collectively, the “Master Lease”).

B. Sublessor desires to sublet the Subleased Premises to the Sublessee for the Term upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. SUBLEASED PREMISES: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises, as defined in the Basic Sublease Information above, being more specifically illustrated on Exhibit C attached hereto and made a part hereof and all appurtenant rights and easements applicable to the Subleased Premises as further described in the Master Lease.

2. TERM: The term of this Sublease Agreement shall begin on the Commencement Date and terminate on the Sublease Expiration Date, as such terms are defined in the Basic Sublease Information above.

3. RENT: Sublessee hereby covenants and agrees to pay Base Rent to Sublessor in monthly installments as defined in the Base Rent Table in the Basic Sublease Information above, in advance on the first day of each calendar month without any deduction or set off whatsoever, at the address of Sublessor set forth in the Basic Sublease Information above. In addition, Sublessee shall pay all Additional Rent to Sublessor in accordance with, and as provided and defined within, the Master Lease, provided that the Percentage Escalation as defined in the Master Lease shall be modified in accordance with Exhibit D to this Sublease, and the Base Year shall be as modified as defined in the Basic Sublease Information above.

4. MASTER LEASE: This Sublease Agreement is subject and subordinate to the Master Lease. Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions and obligations of Sublessor as Master Lessee under the Master Lease shall be applicable to Sublessee with the same force and effect as if Sublessee were the Master Lessee under the Master Lease. Except as expressly modified herein, Sublessee hereby assumes and agrees to be bound by each and every such term, covenant and condition of the Master Lessee under the Master Lease and Sublessee agrees not to do or permit anything to be done which would cause, if not cured within any applicable grace period, the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Master Landlord under the Master Lease. Notwithstanding the generality of the foregoing, Sublessee agrees to take good care of the Subleased Premises and keep the same clean and in a sanitary condition, free from any insects, rodents and other pests or nuisances, and in good order and repair, to comply with all legal requirements and restrictions of all proper authorities that have jurisdiction over the Subleased Premises, and with the terms and provisions of all statutes, ordinances, codes and regulations applicable to Sublessee, the Subleased Premises and Sublessee’s use of the Subleased Premises and to give Sublessor prompt notice of any accident, fire, damage or injury to, or occurring on, the Subleased Premises and of any other matter which Sublessor is required to notify the Master Landlord under the Master Lease. Sublessee shall perform all covenants and obligations of the Master Lessee under the Master Lease. Notwithstanding the foregoing provisions of this Section 4, the following provisions of the Master Lease are expressly excluded from incorporation herein: ARTICLE TWENTY-NINTH and ARTICLE THIRTIETH. Sublessor agrees not to enter into any amendment or modification of the Master Lease which might have an adverse effect on Sublessee’s occupancy of the Subleased Premises or its use of the Subleased Premises for its intended purposes, including, without limitation, any amendment or modification which would result in a reduction of essential building services or appurtenant rights, a reduction of the length of the Term, a reduction in access to the Subleased Premises (except for security measures imposed uniformly and non-discriminatorily upon all tenants and occupants of the Building) or in a termination of the Master Lease, without obtaining the prior written consent of Sublessee, which consent may be reasonably withheld. Sublessee shall have the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by the Master Landlord under the Master Lease. In the event of any default or failure of such performance by the Master Landlord, Sublessor agrees that it will, upon notice from Sublessee, make immediate demand upon the Master Landlord to perform its obligations under the Master Lease and, provided that Sublessee agrees to pay all costs and expenses of Sublessor and provide Sublessor with security reasonably satisfactory to Sublessor to pay such costs and expenses, Sublessor will take appropriate legal action to enforce the provisions of the Master Lease against the Master Landlord. If Sublessor shall default in any of its obligations with respect to the Premises, or there shall exist a bona fide dispute or disparity between the terms, covenants, conditions, provisions and agreements of this Sublease and the Master Lease and Sublessee notifies Sublessor in writing that Sublessee has previously notified Master Landlord of such dispute and that such default or notice has been disregarded or not reasonably acted upon, then Sublessor shall notify Master Landlord of such default or dispute in its name on Sublessee’s behalf, at Sublessee’s sole cost and expense; however, in this event, the Sublessor shall seek to recover any and all fees in the prosecution of the obligations under the Master Lease or this agreement and if the Sublessor is victorious in both (i) enforcing any rights under this agreement and/or the Master Lease and (ii) recovery of fees and costs associated with such prosecution, then the Sublessor shall immediately reimburse the Sublessee with any such amounts actually received by Sublesssor for Sublessee’s actual cost expended in connection with the enforcement of this provision. Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor’s rights against Master Landlord, but Sublessor shall have no obligation to bring any action or proceeding nor to take any steps to enforce Sublessor’s rights against Master Landlord. If, subsequent to (i) written request from Sublessee, (ii) verification by Sublessor that a bona fide dispute or disparity exists and (iii) Sublessee’s provision of adequate monies and security to fund Sublessor’s reasonable action to enforce such rights against the Master Landlord, Sublessor shall fail or refuse to take reasonable action for the enforcement of Sublessor’s rights against Master Landlord with respect to the Premises, Sublessee shall have the right to take such action in its own name. In furtherance of the foregoing, and for such purpose and only to such extent that Sublessor fails to reasonably pursue the enforcement of such rights against Master Landlord under the prior conditions, all of the rights of Sublessor under the Master Lease (including Sublessor’s arbitration rights) are hereby conferred upon and assigned to Sublessee and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Sublet Premises. If any such action against Master Landlord in Sublessee’s name, shall be barred by reason of lack of privity, non-assignability or otherwise, Sublessee may take such action in Sublessor’s name provided Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed (and if it is apparent that Sublessee must act promptly in order to preserve its rights, any failure on Sublessor’s part to respond to Sublessee’s request to take action in Sublessor’s by a date that is the earlier of (i) thirty (30) days after Sublessee’s request, or (ii) five (5) business days prior to the date upon which such rights may be lost, shall be automatically deemed Sublessor’s consent thereto), and in connection therewith, Sublessee does hereby agree to indemnify and hold Sublessor harmless from and against all liability, loss or damage, including, without limiting the foregoing, reasonable attorneys’ fees and disbursements, which Sublessor shall suffer by reason of such action. Sublessee represents that it has read and is familiar with the terms of the Master Lease.

5. DEFAULT: In the event Sublessee shall breach any of its obligations hereunder, Sublessor shall have all of the rights and remedies against Sublessee which are available to the Master Landlord against the Master Lessee under the Master Lease in the event of a breach by the Master Lessee under the Master Lease (notably a ten (10) day grace period to pay rent), together with all rights and remedies available at law or in equity. The Sublessee shall have the benefit of the same grace periods as are afforded to Sublessor as Master Lessee under the Master Lease. In the event Sublessor shall receive any notice of default from the Master Landlord, Sublessor shall promptly furnish Sublessee with a copy thereof and Sublessee shall thereafter be required to effect a cure of the same in accordance with the terms and provisions of the Master Lease.

6. TERMINATION: Upon expiration or earlier termination of the Master Lease, this Sublease Agreement shall terminate, without Sublessor having any further obligation to Sublessee, and in such event, Sublessee shall not have any claim or cause of action against Sublessor for any damage or inconvenience suffered by Sublessee. In accordance with the requirements of Section TWENTY-FIRST of the Master Lease, upon the expiration or earlier termination of this Sublease Agreement, Sublessee, at Sublessee’s expense, will (a) cause the Subleased Premises, including all structural, mechanical and decorative aspects and components of the Subleased Premises, to be in the same condition as of the date of the commencement of this Sublease Agreement, (b) surrender the Subleased Premises broom clean and in good condition and repair and in the same manner and condition as of the commencement date of this Sublease Agreement (c) remove from the Subleased Premises all of Sublessee’s personal property, including the FF&E conveyed to Sublessee pursuant to this Sublease, and (d) promptly repair any damage to the Subleased Premises caused by the removal of Sublessee’s property and by Sublessee vacating the Subleased Premises, normal wear and tear excepted. If, after the expiration or earlier termination of this Sublease Agreement, any personal property of, or under the control of, Sublessee remains in, on or about the Subleased Premises, it shall be deemed abandoned and Sublessee shall have no further rights or claims thereto. In addition, Sublessee shall be liable to Sublessor for any costs or expenses incurred by Sublessor to remove such abandoned property from the Subleased Premises upon the expiration or earlier termination of this Sublease. The requirements of this Section shall survive the expiration or earlier termination of this Sublease.

7. USE OF PREMISES AND COMPLIANCE WITH LAW: Sublessee may use the Subleased Premises solely for general office and administration purposes and Sublessee shall not use the Subleased Premises, nor allow the Subleased Premises to be used, for any purpose other than the purpose expressly permitted hereby. Sublessee, at its sole cost, will comply with all laws relating to Sublessee’s use of the Subleased Premises, and Sublessee expressly covenants and agrees to comply with Sublessor’s obligations to comply with all laws under the Master Lease. Sublessor represents as a material inducement in entering into this Sublease Agreement that the subject premises may be used for commercial general office and administration purposes under the governing certificate of occupancy.

8. CONDITION OF SUBLEASED PREMISES: Sublessee has been given ample opportunity to inspect and has thoroughly inspected the Subleased Premises. Sublessee accepts the Subleased Premises, along with all FF&E located therein, in their present “as-is”, “where is” and “with all faults” condition and acknowledges the Subleased Premises, in their present condition, is suitable for the Sublessee’s intended use. Sublessor is not obligated, now or in the future, to make any alterations or improvements to or to perform any work on the Subleased Premises. Notwithstanding the above, the Sublessor represents that to the best of Sublessor’s actual knowledge, all appliances and systems at the Premises are in good working order as of the date of the commencement of this Sublease Agreement.

9. CONVEYANCE OF FURNITURE, FIXTURES AND EQUIPMENT. Regardless of whether such FF&E is inventoried in Exhibit B attached to this Sublease, by their signatures below, Sublessor hereby conveys, and Sublessee hereby accepts, all of Sublessor’s right, title and interest, if any, in and to any and all furniture, fixtures, equipment, machinery, and other personal property owned by Sublessor, situated on or in, or attached to and used in connection with the operation of the Subleased Premises.

10. ALTERATIONS: Subject to the rights provided in ARTICLE THIRD of the Master Lease, Sublessee shall not make any alterations, improvements or additions to the Subleased Premises which would require Sublessor to notify or obtain the consent of the Master Landlord under the Master Lease without the prior written consent of both Sublessor and Master Landlord. All such work shall, where applicable to or appropriate for the Subleased Premises, fully comply with the obligations imposed on Sublessor as Master Lessee under the Master Lease. Any request by Sublessee to make any alterations to the Subleased Premises shall be in accordance with the requirements of the Master Lease.

11. MAINTENANCE OBLIGATIONS: By way of specification and not limitation, Sublessee hereby expressly covenants and agrees to assume and comply with each and every one of Sublessor’s maintenance obligations as provided in the Master Lease.

12. HVAC. By way of specification and not limitation, Sublessee hereby expressly covenants and agrees to assume and comply with each and every one of Sublessor’s HVAC maintenance and expense obligations. Sublessor hereby represents that, to the best of Sublessor’s actual knowledge, the air cooling systems as described on page B-3 of Exhibit B attached hereto, are located within, and are available for use and to serve both the Premises and the IT room within the Premises.

13. ASSIGNMENT: Other than as authorized by the Master Lease, Sublessee shall not assign this Sublease or sublet the Sublet Premises or otherwise transfer, mortgage or encumber this Sublease, the Sublet Premises or any part thereof or permit the use or occupancy thereof without first complying with the provisions of the Master Lease and obtaining Master Landlord’s and Sublessor’s consent thereto. Any transfer of more than 50% of the stock, partnership interests, membership interests, or assets, as the case may be, of Sublessee or the merger or consolidation of Sublessee into or with any entity, in each case, shall be deemed an assignment requiring Sublessor’s consent thereto, however, such consent shall not be unreasonably withheld. Sublessor’s consent shall not be unreasonably withheld, delayed or conditioned if the written consent of the Master Landlord is first obtained and said assignment or subletting of the entire Sublet Premises is to one (1) assignee or subtenant for its undivided occupancy for the remainder of the term of this Sublease. Sublessor shall not be required to consent to any such assignment or further subletting if Sublessee is then in default under this Sublease or if such further subletting or assignment would cause Sublessor to be in default under the Master Lease. No such consent shall relieve Sublessee from the obligation to seek consent to a further subletting or assignment, and Sublessor may withhold its consent to each further subletting or assignment in its sole and absolute discretion. Copies of all documentation required by the Master Lease shall be delivered simultaneously to Sublessor, together with Sublessee’s request for consent. Notwithstanding the foregoing, the provisions of Section FOURTEENTH of the Master Lease shall control any assignment or sublease pursuant to this Sublease, including but not limited to specific notice requirements, and Sublessor’s/Master Landlord’s right to any Subleasing Profit, recapture right or right of re-entry. Furthermore, as illustration and not limitation, Subtenant agrees that it shall remain fully liable for the performance of all of Subtenant’s obligations under this Sublease notwithstanding anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Sublandlord for all acts and omissions of any sub-subtenant, assignee or occupant or anyone claiming under or through any such person which shall be in violation of any of the obligations of this Sublease and/or the Master Lease and any such violation shall be deemed to be a violation of Subtenant. Subtenant shall pay Sublandlord, as Additional Rent, within twenty (20) days after demand therefor, any cost or expense (including reasonable attorneys’ fees and expenses) which Sublandlord may be required to incur in acting upon any request for consent pursuant to this Section; however, not to exceed $15,000.00.

14. ENVIRONMENTAL MATTERS: Sublessee shall not store, use or dispose of any toxic or hazardous materials in, on or about the Subleased Premises except Sublessee is permitted to utilize oil, solvents, cleaning materials and the like in limited quantities of the type generally applicable to office use without need of reporting and/or obtaining consent of any person. Sublessee shall be solely responsible for and will defend, indemnify and hold Sublessor, its agents and employees, and each and every party indemnified by the Sublessor pursuant to the Master Lease (collectively, the “Indemnified Parties”), harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Subleased Premises, and any other property of whatever nature located on, in or through the Subleased Premises, to their condition at the time of the commencement of this Sublease Agreement. Sublessee’s obligations under this paragraph will survive the termination of the Sublease Agreement but only to the extent caused by an act or omission by Sublessee, its agents or employees.

15. INDEMNITY AND LIABILITY INSURANCE:

a) Sublessee will indemnify and hold harmless Sublessor, its agents and employees and the Indemnified Parties, from and against any and all actions, claims, demands, losses, liabilities and expenses of any kind (including Sublessor’s reasonable attorney fees and litigation costs and expenses) in connection with any claims for loss of life, bodily injury or damage to property asserted against or incurred by Sublessor that arise out of Sublessee’s use and occupancy of the Subleased Premises or that arise out of any occurrence in, on or in connection with the Subleased Premises or any ingress or egress access ways which serve the Subleased Premises and for any matter for which Sublessor is liable to the Master Landlord under the terms of the Master Lease. Sublessee’s obligations under this subsection will survive termination or expiration of this Sublease Agreement.

b) Sublessee shall maintain insurance in such amounts, with such limits and deductibles, as are required under the terms of the Master Lease. Any policies of insurance maintained by Sublessee will, in addition to any requirements of the Master Lease, (x) contain a contractual endorsement insuring Sublessee’s indemnity agreement set forth in the immediately preceding subsection, and (y) name the Master Landlord, Sublessor, and at Sublessor’s written request, lender(s) holding deeds of trust or mortgages that encumber the Subleased Premises as additional insureds. Sublessee will deliver to Sublessor a current certificate of such insurance that states the insurer will give Sublessor at least thirty (30) days written notice prior to any lapse, cancellation or material change in coverage maintained by Sublessee with respect to the Subleased Premises. Any insurance coverage maintained by Sublessee hereunder may be maintained by means of an umbrella and/or blanket policy which shall be in form and content reasonably satisfactory to Sublessor.

c) Sublessor shall not be liable to Sublessee, nor to any person claiming through Sublessee, for any injury to any person or for any loss or damage to property or for any other reason except for any act or omission caused by the intentional or willful or wanton act or omission or gross negligence of Sublessor or its agents or employees. Sublessor shall indemnify, defend and hold harmless Sublessee on account of matters (i) arising from the willful act, negligence or other misconduct of Sublessor, its employees, agents, contractors or other persons for whose conduct Sublessor is responsible, (ii) resulting from the failure of Sublessor to perform and discharge its covenants and obligations under this Sublease Agreement, and (iii) resulting from any breach of warranty or representation contained herein or in any estoppel certificate furnished in connection with this Sublease Agreement.

16. RIGHT OF ENTRY: Sublessee shall permit Sublessor at reasonable times upon reasonable notice to enter the Subleased Premises and to examine and inspect the same in order to determine the condition thereof. In the event of such entry, Sublessor shall use reasonable efforts to prevent any unreasonable interference with Sublessee’s use of the Subleased Premises. Notwithstanding anything to the contrary, Master Landlord shall have such rights of access, if any, as provided for in the Master Lease.

17. ATTORNEY’S FEES: In the event of any action or proceeding brought by either party against the other under this Sublease Agreement, the prevailing party shall be entitled to recover all the costs and expenses, including the reasonable fees of such party’s attorney in such action or proceeding in such amount as the court may judge reasonable.

18. NOTICES: All notices, consents, approvals, requests, demands, objections, rent payments and other communications (collectively, “Notices”) which may or are required to be sent, delivered, given, made, maintained or obtained pursuant to the terms of this Sublease Agreement shall be in writing and shall be served either by hand-delivery, by prepaid United States certified mail, return receipt requested, or by a reputable overnight delivery service that guarantees next day delivery and that provides a receipt addressed to the Sublessor or Sublessee, as applicable, at the addresses set forth in the Basic Sublease Information above. Either party may, by notice in the manner provided above, change its address for all subsequent Notices. Notices shall be deemed served and received upon the earlier of the 3rd day following the date of mailing, in the case of Notices mailed by United States certified mail, or upon delivery in all other cases. A party’s failure or refusal to accept service of a Notice shall constitute delivery of the Notice.

19. SUCCESSORS AND ASSIGNS: The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective successors and assigns.

20. BROKERAGE: Except for Colliers International NY, LLC (who was engaged by Sublandlord and who shall be paid by Sublandlord under a separate agreement) and Newmark & Company Real Estate, Inc. d/b/a Newmark, Knight and Frank (who was engaged by Sublessee and who shall be paid by Sublessor pursuant to separate agreement) each party represents and warrants to the other party that it has had no dealings with any additional broker or agent in connection with this Lease, and each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims, liabilities or expenses (including reasonable attorney’s fees) imposed upon, asserted or incurred by each party as a consequence of any breach of this representation.

21. WAIVER: A waiver by Sublessor or Master Landlord of any event of default under the Master Lease or this Sublease Agreement shall not be deemed or construed to be a continuing waiver of such event of default nor as a waiver of, or permission for, any subsequent event of default. Acceptance by Sublessor of any rent or other sum subsequent to the date the same is due under this Sublease Agreement will not alter or affect Sublessee’s obligation to pay subsequent monthly rent payments and other sums upon the due dates for the same. No receipt of money by Sublessor from or on behalf of Sublessee, nor from or on behalf of anyone else in possession of or occupying the Subleased Premises, after termination of this Sublease Agreement, or after the giving of any notice of termination of this Sublease Agreement, will reinstate, continue or extend the term of this Sublease Agreement or affect any notice given to Sublessee or to any other person prior to the receipt of such money.

22. RELATIONSHIP OF THE PARTIES: No partnership or joint venture agreement, relationship of principal and agent nor any other relationship exists between Sublessor and Sublessee other than the landlord-tenant relationship created by this Sublease Agreement.

23. MERGER: This Sublease Agreement constitutes the complete and final expression of the agreement of Sublessor and Sublessee relating to the sublease of the Subleased Premises and supersedes all previous leases, contracts, agreements and understandings of or between Sublessor and Sublessee, whether oral or written, express or implied, relating to the Subleased Premises, all of which are merged into, and extinguished by, this Sublease Agreement.

24. MODIFICATION: This Sublease Agreement can be modified only by an instrument in writing referring specifically to this Sublease Agreement that is executed by Sublessor and Sublessee. None of the terms of this Sublease Agreement can be waived except by an instrument in writing referring specifically to this Sublease Agreement, and to the waived term, that is executed by the party who is waiving a term of this Sublease Agreement.

25. BINDING EFFECT: This Sublease Agreement is binding upon, and inures to the benefit of, Sublessor and Sublessee and their respective heirs, legatees, devisees, executors, administrators, personal and legal representatives, successors and permitted assigns and transferees.

26. GOVERNING LAW: Regardless of where executed, this Sublease Agreement will be interpreted under, and will be construed according to, the laws of the State in which the Subleased Premises are located.

27. COUNTERPARTS: This Sublease may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages, which when combined shall constitute one Sublease agreement. This Sublease shall be construed without presumption for or against the drafter of all or any part hereof.

28. GUARANTY: Sublessee represents that it is authorized by New York law to conduct business in the State of New York, and that it is indirectly owned by Criteo, SA, a corporation located in Paris, France (“Guarantor(s)”). As an inducement to Sublessor to execute this Sublease Agreement, and to demise the Subleased Premises to Subtenant, simultaneously herewith, the Tenant is delivering two separate guarantees, one of payment and one of performance form the Guarantor(s), in the forms attached hereto as Exhibit E-1 (the “Payment Guarantee”) and Exhibit E-2 (the “Performance Guarantee”). Notwithstanding anything to the contrary, the aggregate liability of the Guarantor for all claims under the Performance Guarantee and the Payment Guarantee shall not exceed an amount equal to the aggregate Base Rent and Additional Rent payments due under this Sublease plus 10% of such amount.

29. CONSENT OF MASTER LANDLORD: This Sublease Agreement is subject to the approval of the Master Landlord pursuant to the provisions of ARTICLE FOURTEENTH of the Master Lease. Following the execution and delivery hereof, Sublessor will promptly submit this Sublease Agreement and any other required information and/or notice(s) under ARTICLE FOURTEENTH of the Master Lease to the Master Landlord for such approval and will exercise commercially reasonable efforts to procure Master Landlord’s approval. If such approval is not received by Sublessor within forty (40) days after the date hereof, Sublessor shall promptly notify Sublessee of that fact, whereupon either Sublessor or Sublessee may by written notice given within five (5) days of Sublessor’s notice, time being of the essence, cancel this Sublease Agreement by notice to the other and, if such approval by the Master Landlord has not been received prior to the cancellation date specified in such notice, this Sublease Agreement and the Term shall terminate and expire on the cancellation date set forth in said notice as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other party except for the immediate return of the security deposit paid in connection with this Sublease Agreement.

30. DESTRUCTION BY FIRE OR OTHER CASUALTY; CONDEMNATION.

a) If the Sublet Premises or the Building shall be partially or totally damaged or destroyed by fire or other casualty, Sublessee shall have no right to terminate this Sublease and this Sublease shall not be terminated by reason of such casualty unless the Master Lease is terminated by. Sublessor or Master Landlord pursuant to the provisions of the Master Lease.

b) If the Sublet Premises are partially or totally damaged by fire or other casualty as a consequence of which Sublessor shall receive an abatement of rent or additional rent relating to the Sublet Premises, then in such event, there shall be a corresponding abatement of the Fixed Rent payable hereunder.

c) If the Master Lease is terminated pursuant to the provisions thereof as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate. In such event, Sublessee shall have no claim to any portion of the award with respect to any such taking, except to file a claim for the value of its fixtures or for moving expenses; provided, however, that Sublessor’s award is not thereby reduced or otherwise adversely affected. Notwithstanding the above, upon the termination of the Master Lease in accordance with the terms set forth in this paragraph, Sublessor shall immediately turnover the security deposit to Sublessee.

31. MISCELLANEOUS PROVISIONS.

a) Each of the Sublessor and Sublessee represents and warrants to the other that each person executing this Sublease is a duly authorized representative of Sublessor or Sublessee, as the case may be, and has full authority to execute and deliver this Sublease.

b) This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublessor shall have obtained Master Landlord’s written consent to this Sublease pursuant to the provisions hereof and delivered to Sublessee an executed copy of such consent(s). Under no circumstances shall the submission of this Sublease Agreement in draft form by or to either party be deemed to constitute an offer for the subleasing of the Subleased Premises.

c) Subject to the terms of the Master Lease and this Sublease Agreement, Sublessor shall use commercially reasonable efforts to have appropriate signage indicating the name of the Sublessee placed, at Sublessee’s cost, in both the building lobby directory and on the door of the Subleased Premises.

d) At no time prior to the commencement of this Sublease Agreement shall Sublessor cut and/or remove any of the electrical and/or computer wiring which shall service all or any portion of the Sublessee’s telephones and/or computers and/or computer systems at the Premises and Sublessor shall solely be permitted to disconnect its present systems. In the event the Sublessor fails to adhere to this provision, the Sublessor shall be responsible for the cost and performance to re-wire the Premises to service the Sublessee systems.

e) Article FOURTH(c) under the Master Lease is excluded from this Sublease Agreement and Sublessee shall have no obligation, duties and/or liability in connection therewith.

f) Upon the issuance of ten (10) days written notice, the Sublessor shall provide written documentation of the calculations of any additional rent due and payable hereunder provided that Sublessor has obtained such documentation from the Master Landlord. If such written documentation is not available to be furnished to the Sublessee within ten (10) days of the issuance of said notice, then Sublessor shall notify Sublessee of such unavailability and said ten (10) day period shall be tolled until Sublessor actually receives such written documentation from the Master Landlord. The requirements of this subsection shall not apply to the amounts provided in Exhibit D, attached hereto. Furthermore, Sublandlord shall only be required to employ commercially reasonable actions to obtain the foregoing documentation, which actions do not include (i) Sublandlord’s incurrence of any additional costs or expenses.

32. REPRESENTATIONS.

Sublessor represents and warrants to Sublessee that, to Sublessor’s actual knowledge:

a) as of the Commencement the Master Lease is in full force and effect; and

b) there are no existing claims by Master Landlord that Sublessor is currently in default of any provision of the Master Lease beyond the applicable notice and cure period. Sublessor shall indemnify, defend and hold Sublessee harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorney’s fees incurred in connection therewith, arising out of the failure of Sublessor’s representations under this section to be true.

33. SECURITY DEPOSIT. In lieu of a cash Security Deposit as contemplated under this Sublease Agreement, Sublessee reserves the right to deliver, subsequent to the full execution of this Sublease Agreement, an unconditional, irrevocable and transferrable letter of credit (such letter of credit or any extension or replacement thereof, being hereinafter referred to as the “Letter of Credit”) to Sublessor, in the amount equal to the Security Deposit (as defined above) as security for the full and faithful performance and observation by Sublessee of all covenants, agreements, warranties, conditions, terms and provisions of this Sublease Agreement to be performed, fulfilled, or observed by Sublessee, and to make good to the Sublessor any damage which it may sustain by reason of any act or omission of the Sublessee. In particular, the Letter of Credit shall provide for the following:

a) Sublessor shall have the right, without prejudice to any other remedy, to draw upon the Letter of Credit to pay Sublessor’s damages arising from, or to cure, any default of Sublessee after the expiration of any applicable notice and cure periods as set forth in this Sublease. The Letter of Credit shall be, among other things: (i) irrevocable, unconditional and transferrable; and (ii) conditioned for payment and honored solely upon presentation of the Letter of Credit and Sublessor’s written statement that it is entitled to draw thereon pursuant to the terms of the Sublease Agreement, or as a sight draft by facsimile or electronic mail presentation if presentment cannot be made to the issuing bank in New York City. The Letter of Credit shall be fully transferable by the Sublessor and its successors and assigns without charge to the Sublessor, and shall permit multiple drawings. The Letter of Credit shall be issued for the account of the Sublessor by a commercial bank or trust company reasonably satisfactory to Sublessor, having banking offices at which the Letter of Credit may be drawn upon in the City of New York, borough of Manhattan. The Letter of Credit shall expire not earlier than twelve (12) months after its date of delivery to Landlord, and shall be automatically renewable, without amendment, for successive twelve (12) month periods (the last of which shall be for such period through the date which is not earlier than sixty (60) days after the Sublease Expiration Date). The Letter of Credit shall provide that the issuing bank shall give the Sublessor at least sixty (60) days prior written notice (by means of receipted delivery) if the Letter of Credit is not being renewed. If the Sublessee fails to deliver a replacement Letter of Credit to the Sublessor at least thirty (30) days prior the expiration date of the prior Letter of Credit, the Sublessor shall have the right to draw the full amount of the Letter of Credit by sight draft on the issuing bank. If the Sublessor presents the Letter of Credit for payment, the amount of the Letter of Credit shall become the “Security Deposit” under this Sublease Agreement and shall be held, applied and returned by the Sublessor in accordance with the terms provided for the holding, application and return of the Security Deposit as set forth in subparagraph b) below. In the event that Sublessee is entitled to a reduction in the amount of the Security Deposit pursuant to this Sublease Agreement (as provided in subparagraph c) below), Sublessor agrees, at no cost to Sublessor, to reasonably cooperate with the Sublessee in exchanging the Letter of Credit with a replacement Letter of Credit in the reduced amount, and which otherwise complies with the requirements of this subparagraph a). Likewise, Sublessee hereby agrees to cooperate at its sole cost and expense, with Sublessor to promptly execute and deliver to Sublessor any and all modifications, amendments, and replacements of the Letter of Credit, as Sublessor may reasonably request to carry out the terms and conditions of this Sublease Agreement and this Paragraph.

b) If the Letter of Credit is presented for payment, any unapplied portion shall constitute the Security Deposit hereunder, and may be commingled with Sublessor’s other funds in Sublessor’s discretion. In the event that Master Landlord exercises its right of recapture during the Term, the Sublessor shall have the right to pay or transfer the Security Deposit to the Master Landlord, and in such event, the Sublessor shall be released from all responsibility and liability in connection therewith, and the Sublessee will look solely to the Master Landlord for its return. If the Security Deposit is deposited with a bank or trust company, savings bank or savings and loan association, the Sublessor shall advise the Sublessee the name and address thereof. The Sublessee shall not be entitled to the payment of any interest earned on the Security Deposit. If the Sublessee shall at any time be in default with respect to any payment of Base Rent or Additional Rent or of any other payment due from the Sublessee to the Sublessor under the Sublease Agreement, or if the Sublessor shall be damaged by any act or omission of the Sublessee the Sublessor may, at its option, apply such portion of the Security Deposit as may be adequate to cure such default or to make good such damage, including, but not by way of limitation, interest, costs, fees and other expenses, paid or incurred by the Sublessor, and thereafter such portion so applied shall be free from any claim for return by the Sublessee. If the Sublessor shall re-enter, pursuant to the provisions of the Sublease Agreement, (other than in an event of insolvency in which event alternative portions of the Sublease Agreement would apply) and shall re-sublet the Premises for its own account, the entire Security Deposit shall immediately be and become the property of Sublessor, as fixed, liquidated and agreed damages, and not as a penalty, it being impossible in such event to ascertain the exact amount of the damage which the Sublessor may sustain in such event, but unless the Sublessor shall so re-let the Premises for its own account, the Sublessor shall continue to hold the Security Deposit as security for the performance of the Sublessee’s obligations, until the Sublease Expiration Date, and apply the Security Deposit, or portion thereof, from time to time to the unpaid obligations of the Sublessee under the same terms and conditions as if the Sublease Agreement were still in full force and effect. No termination of this Sublease Agreement or re-entry by Sublessor for default of the Sublessee shall entitle the Sublessee to the return of any portion of the Security Deposit, nor shall the retention of the Security Deposit, after such re-entry, impair or otherwise affect the Sublessee’s liability to the Sublessor during the balance of the Term. If at any time the Security Deposit shall be diminished by reason of the Sublessor having applied any part thereof in accordance with the provisions of this Paragraph, the Sublessee shall pay over to the Sublessor upon demand, the equivalent of such decrease, to be added to the Security Deposit and to be held and applied in accordance with the provisions of this Paragraph.

c) As set forth in this Sublease Agreement, and provided that there have been no defaults or violations under the Sublease Agreement during the first year of the Sublease Agreement, then on and after the day of the first anniversary of this Sublease Agreement, Sublessee shall be permitted to reduce the Letter of Credit amount to $273,227.50.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

Sublessor:

DST REALTY OF NEW YORK, INC.

By:	/s/ Thomas R. McGee, Jr.
Name:	Thomas R. McGee, Jr.
Title:	Vice President

Sublessee:

CRITEO CORP.

By:	/s/ Greg Coleman
Name:	Greg Coleman
Title:	President

EXHIBIT A

Master Lease

Under Separate Cover

Lease

dated as of

November     , 1998

between

The Rector, Church-Wardens, and Vestrymen

of Trinity-Church

in the City of New York, Landlord

and

SSB Realty, Inc., Tenant

100 Avenue of the Americas

-i-

Table of Contents

(continued)

-ii-

THIS LEASE made as of                     , 1998, between THE RECTOR, CHURCHWARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW-YORK, a religious corporation (hereafter referred to as the “Landlord”), having its offices at 74 Trinity Place, Borough of Manhattan, City, County and State of New York, and SSB REALTY, INC. (hereinafter referred to as the “Tenant”), a Massachusetts corporation, having its place of business at 1776 Heritage Drive, Quincy, Massachusetts 02171.

WITNESSETH:

That the Landlord hereby lets and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the following described space: a portion of the fifth floor as cross-hatched on the diagram attached hereto as Exhibit “A” (such space is hereafter referred to as the “premises”), in the building of the Landlord known by street number as 100 Avenue of the Americas, in the Borough of Manhattan, City, County and State of New York (hereafter referred to as the “building”) with the privilege to the Tenant of using (subject to the rules and regulations annexed hereto and such further rules and regulations of which Tenant is given notice as the Landlord shall from time to time prescribe) and the Tenant is hereby granted the nonexclusive right to use all common areas of the building and the necessary entrances and appurtenances to the premises, reserving to the Landlord all other portions of the building not herein specifically demised, for a term to commence at noon, Standard Time, on the later of (i) December 1, 1998 or (ii) the date fully signed leases have been exchanged between the parties (the “Commencement Date”) and to expire at noon Standard Time on December 31, 2008 or until such term shall sooner cease and expire or be terminated as hereafter provided (the “Expiration Date”), at the fixed rent at the annual rate of Three Hundred Seventy-Nine Thousand Five Hundred Forty-Eight Dollars ($379,548.00), payable at the offices of the Landlord in equal monthly payments equal to 1/12th of the rent at the annual rate as above prescribed, payable in advance without demand therefor and an installment equal to the amount of the rent payable under this lease for the first month of the term for which rent is payable shall be paid upon the execution of this Lease, and thereafter, on the first day of each month during said term, in lawful money of the United States, plus, when due or demanded, such items as shall be provided hereafter are payable by the Tenant as additional rent. The parties shall enter into a written agreement confirming the Commencement Date.

THE ABOVE LETTING IS UPON THE FOLLOWING COVENANTS, ‘PERMS AND CONDITIONS, each and every one of which the Tenant covenants and agrees with the Landlord to keep and perform, and the Tenant agrees that the covenants herein contained on the part of the Tenant to be performed, shall be deemed conditional limitations, as well as covenants and conditions:

FIRST: Use. The Tenant and any permitted occupants, subtenants or assignees shall use the premises only for general, administrative and executive offices, including but not limited to offices in connection with the Tenant’s risk management business.

SECOND: Rent. (a) The Tenant shall pay the rent and additional rent as provided in this lease.

(b) If any installment or installments of rent or additional rent or any service charge shall not be paid within ten (10) days following the date on which the same shall be due and payable pursuant to this lease then, in addition to, and without waiving or releasing, any other rights and remedies of the Landlord, the Tenant shall pay to the Landlord a late charge of one and one-half (1- 1/2%) percent per month computed (on the basis of a 30-day month) from the date on which each such installment became due and payable to the date of payment of the installment on the amount of each such installment or installments, as liquidated damages for Tenant’s failure to make prompt payment, and the same may be collected on demand or as additional rent in accordance with the provisions of Article TWENTIETH of this lease.

THIRD: Repairs. (a) The Tenant shall take good care of the premises and the fixtures, appurtenances, equipment and facilities therein and shall make, as and when needed, all repairs in and about the premises required to keep them in good order and condition; such repairs to be equal in quality to the original work, provided that the Tenant shall not be obligated for structural or exterior repairs to the building or for repairs to the systems and facilities of the building for the use or service of tenants generally (including the plumbing, heating and electrical systems), other than fixtures, appurtenances, equipment and facilities located in and serving the premises, except where structural or exterior repairs or repairs to such systems and facilities are made necessary by reason of one or more of the occurrences described below in clauses (i) through (iv) of this Article THIRD (a). Should the Tenant fail to repair any such condition in or about the premises or the fixtures, appurtenances, equipment and facilities therein which is of such a nature that its neglect would be reasonably likely to result in damage or danger to the building, its fixtures, appurtenances, facilities and equipment, or to its occupants (of which nature the Landlord shall be the sole judge) or, in the case of repairs of any other nature, should the Tenant have failed to make the required repairs or to have begun, in good faith, the work necessary to make them within ten days after notice from the Landlord of the condition requiring repair, then in either case, the Landlord may (but shall have no obligation to) immediately enter the premises and make the required repairs at the expense of the Tenant. The Landlord may (but shall have no obligation to) make, at the expense of the Tenant, any repairs to the building or to its fixtures, appurtenances, facilities or equipment, whether of a structural or any other nature, which are required by reason of damage or injury due (i) to the negligence or the improper acts of the Tenant or Tenant’s employees, agents, contractors, licensees or visitors; (ii) to the moving, into or out of the building, of property being delivered to or taken from the premises by Tenant, Tenant’s agents, employees, contractors, licensees or visitors; (iii) to the installation, repair or removal of the property of the Tenant in the premises by Tenant or Tenant’s agents, employees, contractors, licensees or visitors; or (iv) to the faulty operation of any machinery, equipment, or facility installed in the premises by or for the Tenant (provided, however, that the Landlord shall be responsible to correct the faulty installation of any equipment installed in the premises by the Landlord). The Tenant wilt pay the actual and reasonable cost of any repairs made by the Landlord pursuant to this paragraph upon presentation of bills therefor, or the Landlord may, at its option, add such amounts to any installment or installments of rent due under this lease and collect the same as additional rent. The liability of the Tenant under this Article THIRD shall survive the expiration or other termination of this lease. Except for the repairs which are the Tenant’s obligations under the first sentence of this Article THIRD (a), the Landlord, at Landlord’s cost and expense, will, upon notice of the need therefor, make the repairs required and perform all maintenance necessary to keep the building and its fixtures, appurtenances, facilities, equipment and systems (including the plumbing, heating and electrical systems) in good working order.

(b) Machinery. If the Tenant shall install or maintain any business machinery or other apparatus of any description in the premises, the operation of which produces noise or vibration which is transmitted beyond the premises and the Landlord deems it necessary that the noise or vibration of such machinery or apparatus be diminished, eliminated, prevented or confined to the premises, the Landlord may give written notice to the Tenant, requiring that the Tenant provide and install rubber or other approved settings for absorbing, preventing or decreasing the noise or vibration of such machinery or apparatus within thirty (30) days. The judgment of the Landlord of the necessity of such installation shall be presumptive, and the installation shall be made in such manner and of such material as the Landlord may reasonably direct. Should the Tenant fail to comply with such request within thirty (30) days, the Landlord may do the work necessary to absorb, prevent or decrease the noise or vibration of such machinery or equipment and the Tenant will pay to the Landlord the reasonable cost of such work upon demand or such cost may, at the option of the Landlord, be added to any installment or installments of rent under this lease and shall be payable by the Tenant as additional rent.

(c) Maintenance. Landlord shall at all times maintain the building in the manner in which buildings of similar quality and character are maintained.

FOURTH: Alterations and Fixtures. (a) The Tenant shall not make any alteration, addition or improvement in or upon the premises, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor. If the Tenant shall desire to make alterations, additions or improvements to fit out the premises for the Tenant’s use which will not adversely affect the structure of the building or the operation of any of the systems or facilities of the building for the use of all tenants or violate the requirements of government hereafter referred to and if the Tenant shall furnish the Landlord with the Tenant’s plans and specifications for the proposed alteration, addition or improvement in sufficient detail to permit the Landlord to determine that the same will comply with the requirements of this subdivision (a), the Landlord’s approval will not be unreasonably withheld or delayed. (The Tenant agrees to reimburse the Landlord for its reasonable fees, expenses and charges for reviewing any such plans or specifications.) Notwithstanding the foregoing, Tenant shall have no obligation to submit such plans and specifications in connection with the mere painting, carpeting, decorating or wall covering of the premises (except that the Landlord shall have the right to approve the method of adhesion of any carpeting or wall covering installed in the premises, and further provided that the Tenant shall give the Landlord notice of the performance of such work) or the performance of any non-structural alteration, addition or improvement, provided such have no effect on the building’s systems and the cost thereof, in the Tenant’s reasonable estimate, will not exceed $25,000, either individually or in the aggregate with other alterations, additions or improvements in the twelve (12) month period immediately preceding, and provided that (i) other than with respect to painting, decorating and wall covering, Tenant gives Landlord at least ten (10) days’ prior notice describing such work in reasonable detail (including Tenant’s reasonably detailed estimate of the cost thereof) and setting forth the name(s) and address(es) of the contractor(s) whom Tenant desires to perform such work, and (ii) Tenant shall obtain all building or other governmental permits required for such work and Landlord will not be required to execute any documents in connection with such work or such permits. Whenever any alterations, decorations, additions or improvements of the premises are made by the Tenant, the Tenant shall not, knowingly, employ or permit to be employed therein any labor which will cause strikes or labor troubles with other employees in the building employed by the Landlord or its contractors. All alterations, decorations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all requirements, by law, regulation or rule, of the Federal, State and City Governments and all subdivisions and agencies thereof, and with the requirements of the New York Fire Insurance Exchange, New York Board of Fire Underwriters and all other bodies exercising similar functions, and shall conform to any particular requirements of the Landlord applicable to all tenants expressed in its consent for the making of any such alterations, decorations, additions, and improvements. Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. If requested to do so by the Tenant in connection with the Landlord’s approval of any alteration, addition or improvement, the Landlord will advise the Tenant whether the alteration, addition or improvement (including, without limitation, the modular partitions and furnishings included in the Improvements installed pursuant to Article TWENTY-SEVENTH of this lease) will be required to be removed by the Tenant at the expiration or earlier termination of this lease or may remain upon the premises to become the property of the Landlord. The provisions of subdivision (b) of this Article shall apply with respect to any alteration, addition or improvement that the Landlord shall require the Tenant to remove pursuant to the immediately preceding sentence, or with respect to which Tenant did not make a request in seeking the Landlord’s approval.

(b) All alterations, additions or improvements, which may be made or installed in or upon the premises (whether made during or prior to the term of this lease or during the term of any prior lease of the premises by the Landlord, the Tenant or any previous tenant), except the furniture and trade fixtures of the Tenant shall be conclusively deemed to be part of the freehold and the property of the Landlord, and shall remain upon the premises, and upon any termination of this lease, be surrendered therewith as part thereof; provided that the Landlord may, prior to the expiration of the term, notify the Tenant that the same shall be removed, in which event, the Tenant shall remove the same together with all of Tenant’s personal property, at its own cost and expense, at or prior to the expiration of the term and shall restore and repair, at its own cost and expense, any damage or disfigurement of the premises occasioned by such removal or remaining after such removal so as to leave the premises in as good order and condition as they were at the time of the making of this lease or, the Landlord at its option, may make such restoration and repair and the Tenant will pay the cost thereof as additional rent within fifteen (15) days after Tenant’s receipt of any invoice therefor from Landlord. If any furniture or trade fixtures and other personal property of the Tenant shall not be removed at the expiration or any other termination of this lease, they shall, at the Landlord’s option, be deemed to have been irrevocably abandoned to the Landlord, and the Tenant shall have no further right, title or interest therein, and the Landlord may remove the same from the premises, disposing of them in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the expense incurred by. the Landlord for the removal thereof, as well as the cost of any restoration of the premises above provided. The Tenant’s obligations under this subdivision (b) of this Article FOURTH shall survive the expiration of this lease.

(c) Notwithstanding anything to the contrary in paragraph (b) above, it is understood and agreed that upon the expiration or early termination of this lease, the Tenant shall be under no obligation to remove the Improvements to be made to the premises pursuant to Article TWENTY-SEVENTH hereof or improvements which are otherwise generally usable by office tenants.

(d) The Landlord may at any time during the term of this lease change the arrangement or location of the entrances or passageways, doors and doorways, and the corridors, elevators, stairs, toilets or other parts of the building used by the public or in common by the Tenant and other Tenants (including, without limitation, the conversion of elevators from a manually operated to an automatic self-service basis), provided any such change is consistent with a first-class office building in accordance with standards generally prevalent among buildings in the area in which the building is located generally classified as first-class buildings. The Landlord agrees that in performing any work permitted by this paragraph, it will, to the extent practicable, attempt to minimize any interference or disruption of the Tenant’s business and operation. The Landlord may alter the staffing of the building and the scale and manner of the operation thereof, provided that the services to which the Tenant is entitled as specified in this lease are not diminished, and may alter the facilities, fixtures, appurtenances and equipment of the building as it may deem the same advisable, provided neither the Tenant’s access to the premises nor the Tenant’s use thereof is adversely affected or as it may be required so to do by any governmental authority, law, rule or regulation. The Landlord may, after reasonable notice, change the name, street number or designation by which the building is commonly known.

(e) The Tenant may, subject to the Landlord’s approval, which shall not be unreasonably withheld or delayed, install wall covering and carpet in the common corridor on the fifth floor of the building, which installation shall be performed in accordance with the terms of this lease. The Landlord shall maintain the carpet in accordance with the specifications set forth in Schedule A annexed hereto.

FIFTH: Compliance with Governmental Rules and Regulations. Following completion by Landlord of the work described in the Work Letter (hereafter defined) and the construction and installation of the improvements referred to in Article TWENTY-SEVENTH hereof, the Tenant shall promptly comply, at the Tenant’s own expense, with all laws, ordinances, regulations and requirements of the City, State and Federal Governments, and all subdivisions and agencies thereof, and of the New York Fire Insurance Exchange, the New York Board of Fire Underwriters, and of any fire insurance rating organization, and of all other departments, bureaus, officials, boards and commissions with regard to the premises, or the use thereof by the Tenant necessitated by Tenant’s use or manner of use, provided that the Tenant shall not be required to make any structural alterations or additions to the premises, except where the same are required by reason of the Tenant’s negligence or the negligence of Tenant’s employees, agents, contractors, visitors or licensees. The Tenant will not permit the maintenance of any nuisance upon the premises or permit its employees, agents, contractors, licensees or visitors to do any illegal act therein, or in and about the building after notice thereof from the Landlord. If any such law, ordinance, regulation or requirement shall not be promptly complied with by the Tenant within a reasonable time after notice thereof from the Landlord, then the Landlord may, at its option, upon notice, except in an emergency enter upon the premises to comply therewith (the Landlord agreeing that in complying therewith, it will, to the extent practicable, attempt to minimize interference with the Tenant’s operations), and should any fine or penalty be imposed for failure to comply therewith or by reason of any such illegal act, the Tenant agrees that the Landlord may, at its option, pay such fine or penalty, which the Tenant agrees to repay to the Landlord, with interest from the date of payment, as additional rent. Landlord will not discriminate against Tenant in enforcing the rules and regulations promulgated by Landlord for the building.

SIXTH: Compliance with Landlord’s Rules. The Tenant and the Tenant’s employees, and any other persons subject to the control of the Tenant, shall well and faithfully observe all the rules and regulations annexed hereto, and also any and all reasonable rules and regulations affecting the premises, the building or the equipment, appurtenances, facilities and services thereof, hereafter promulgated by the Landlord, all of which shall be applied and enforced by the Landlord without discrimination. The Landlord may at any time, and from time to time, reasonably prescribe and regulate the placing of safes, machinery, quantities of supplies and other things, and reasonably regulate which elevator and entrance shall be used for the Tenant’s shipping and receiving; and may make such other and further rules and regulations as in its reasonable judgment may, from time to time, be needed or desirable for the safety, care or cleanliness of the building and for the preservation of good order therein. In case of any inconsistency or conflict between this lease and any rule or regulation, this lease shall control.

SEVENTH: Landlord’s Access to the Premises. (a) The Tenant shall, without in any way affecting the Tenant’s obligations hereunder, and without constituting any eviction, permit the Landlord and its agents: (1) at all reasonable hours and upon reasonable notice, to enter the premises and have access thereto, for the purpose of inspecting or examining them and to show them to other persons, and, during the last nine months of the term, to show them to prospective tenants; (ii) to enter the premises to make repairs (including specifically access to the air conditioning equipment rooms), and to do any work on the premises and any work in connection with excavation or construction on any adjoining premises or property (including, but not limited to, the shoring up of the building) and to take in any of the foregoing instances, any space needed therefor; and (iii) during the six months preceding the termination hereof, to place and maintain thereon the usual “for rent” notices. The Tenant shall permit the Landlord to erect and maintain ducts, pipes and conduits in and through the premises. In the exercise of the rights of the Landlord reserved under clause (ii) or under the sentence of this subdivision (a) of Article SEVENTH immediately preceding this one, the Landlord will do so in a manner which minimizes the interference with the Tenant’s use of the premises so far as practicable and where ducts, pipes or conduits are to be erected through the premises will locate them within existing walls or ceilings wherever practicable (and shall furr any such ducts, pipes or conduits when it is not possible to locate them within walls) and in locations which will not materially adversely affect Tenant’s use of the premises.

(b) In the event that the premises shall, in the Landlord’s judgment, become substantially vacated before the expiration of this lease, or in the event that the Tenant shall be removed by summary proceedings, or in the event that, during the last month of the term, the Tenant shall have removed all of the Tenant’s property therefrom, the Landlord may immediately enter into and upon said premises for the purpose of decorating, renovating or otherwise preparing the same for a new tenant, without thereby causing any abatement of rent or liability on the Landlord’s part for other compensation, and such acts shall have no effect upon this lease.

(c) In the event of an emergency or if the Tenant shall not permit the Landlord to have access to the premises as required by paragraph (a) above, then when for any reason access shall be necessary or permissible hereunder, the Landlord or the Landlord’s agents, may enter the same by a master key, or, in the case of an emergency, if necessary, may forcibly enter the same without rendering the Landlord or such agents liable therefor (if during such entry the Landlord shall accord reasonable care to the Tenant’s property) and without in any manner affecting the obligations and covenants of this lease, and in no event shall any such entry by the Landlord or its agents be deemed an acceptance of a surrender of this lease, either expressed or implied, nor a waiver by the Landlord of any covenant of this lease on the part of the Tenant to be performed, and Landlord shall use reasonable efforts to give Tenant notice of such entry promptly thereafter, which notice may be oral.

(d) The Landlord intends to perform repair and restoration work on the facade of the building during the term of this lease. If in connection with such work, there is an accumulation of dirt on the exterior of the windows, the Landlord shall promptly, at its expense, cause the exterior of such affected windows to be cleaned.

EIGHTH: Electric Current. (a) Electric current is to be supplied by the Landlord. The Tenant covenants and agrees to purchase the Tenant’s requirements therefor at the premises from the Landlord or the Landlord’s designated agent at 105% of (i) the rates set forth in the rate schedule of Consolidated Edison Company of New York, Inc. applicable to the building (or the conjunctional group in which the building is included), plus (ii) a rate adjustment amount equal to all sales, use and gross receipt taxes and other governmental charges or levies, generally applicable to the purchase and sale of electricity in New York City (and without regard to whether the Landlord is exempt from paying or collecting any such tax, charge or levy); provided, however, that if such rate schedule includes any adjustment for time-of-day for either demand or consumption, the rate applicable to the Tenant’s demand for and consumption of electricity, shall be that specified for the peak period. The calculation of the rate shall include the effect of all direct and indirect charges which affect the cost of the electricity, including without limitation, consumption charges, demand charges and fuel cost escalation charges. All amounts payable with respect to electricity constitute additional rent under this lease.

(b) Should the Landlord at any time, be prevented from furnishing the foregoing service due to a change of rate or a regulation of the Public Service Commission or due to any rate or regulation of the public utility corporation serving the building, or if the Landlord for any other reason determines to discontinue the service to all office tenants in the building, the Landlord may do so, and will give the Tenant not less than ninety (90) days’ notice of the date on which the service will be discontinued. Beginning with the date on which such service by the Landlord is discontinued and Tenant is provided electricity directly, the Tenant shall purchase its requirements for electric current from the public utility serving the area directly. The Landlord shall permit the Landlord’s wires and conduits, to the extent to which they are safely available for such use and the extent to which they may be so used under any applicable regulations (including those of such public utility) to be used for the purpose. Should any additional or other wiring, conduits, meters or distribution equipment be required in order to permit the Tenant to receive such direct service, the same will be installed by the Landlord at the sole cost and expense of the Tenant in respect to the wiring, conduits, meters and distribution equipment. Landlord may, at its sole option, determine that a single meter will be utilized for the premises for electric billing purposes. In the event the Landlord uses two meters, the electric charges will be calculated on an aggregate billing basis.

NINTH: Condemnation. (a) If the whole of the building or of the premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the term of this Lease (“Lease Term”) shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the “date of the taking”), and the rent shall be apportioned as of such date. If a portion of the building shall be so taken so that substantial structural alterations or reconstruction of the building shall be necessary as a result of such taking (whether or not the premises be affected), which alterations or reconstruction Landlord reasonably determines will take at least 180 days to complete, or if 50% or more of the common areas of the building are taken, Landlord or the Tenant by notifying the other party in writing of such termination within sixty (60) days following the date of the taking may, at its option, terminate this Lease and the Lease Term and estate hereby granted will terminate sixty (60) days after receipt of such termination notice.

(b) If any part, but less than all, of the premises shall be so taken and this Lease shall not be terminated pursuant to Paragraph (a) of this Article NINTH, then the part so taken shall no longer constitute part of the premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the. Lease Term in the event of:

(i) a taking of more than 30% of the total rentable area of the premises, or (ii) a taking that has a material adverse effect on Tenant’s access to the building or the premises, if Landlord determines that it will be unable to provide adequate alternative access to the building and the premises within 60 days thereafter, by giving notice of such election to Landlord not later than sixty (60) days after Tenant’s receipt from Landlord of notice of such taking or the date of such taking, whichever first occurs, or not later than thirty (30) days after such sixtieth day, as the case may be. If notice of termination of this Lease shall be given pursuant to this Section, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than thirty (30) and not later than one hundred twenty (120) days after the date of Tenant’s notice, the Lease Term shall terminate as of the date specified in such notice and the rent shall be apportioned as of such date of termination. Upon a partial taking and this Lease continuing in force as to any part of the premises:

(x) the fixed rent and additional rent shall be equitably reduced for the remainder of the Lease Term, according to the nature and extent of the loss of use of the premises suffered by Tenant; and

(y) Landlord shall, at its expense, restore with reasonable diligence the remaining portions of the premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

(c) In the event of any condemnation or taking hereinabove mentioned of all or a part of the building (whether or not the premises be affected), Landlord shall be entitled to receive the entire award in the condemnation proceeding, Tenant shall have no claim for the value of any unexpired term of the Lease, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not be deemed to preclude Tenant from seeking to recover a separate award for Tenant’s moving expenses and Tenant’s personal property, including any improvements in the Premises that are the Tenant’s property under Article FOURTH hereof but only provided that such award does not reduce and is not payable out of the amount for the land and the building.

TENTH: Mechanic’s Liens. The Tenant will not permit, during the term hereby granted, any mechanic’s or other lien or order for payment of work, labor, services, or materials furnished or to be furnished by the Tenant or any of its contractors, subcontractors or suppliers to attach to or affect the premises or any portion thereof, and agrees that it will not cause or permit any such lien or order to attach to or affect the fee, leasehold or other estate of the Landlord herein, or the building. The Tenant’s obligation to keep the premises in repair, and its right to make alterations therein, if any, shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present or future lien law. Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate of the Landlord in the premises or upon the land or buildings of which they are a part or the improvements now erected or hereafter to be erected upon the premises or the land or building of which the premises are a part; and if any such mechanic’s or other lien or order shall be filed against the premises or the land or building of which the premises are a part, the Tenant shall, within sixty (60) days after the Tenant has notice thereof, discharge said lien or order by payment, deposit or by bond fixed in a proper proceeding according to law. If the Tenant shall fail to take such action, or shall not cause such lien or order to be discharged within sixty (60) days after the filing thereof, the Landlord may discharge the same by deposit or by bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by the Landlord, including all reasonable attorneys’ fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent. Any reasonable expenses incurred by Landlord in connection with the examination of title to the premises in order to ascertain the existence of any lien or encumbrance and the discharge of record thereof, shall be payable by Tenant to Landlord on demand, together with interest as aforesaid, as additional rent.

ELEVENTH: Subordination. (a) Subject to the Landlord’s causing the delivery, if appropriate, of the agreements required by paragraph (d) below, this lease, and all the rights of the Tenant hereunder, are and shall be subject and subordinate to any and all mortgages now or hereafter liens either in whole or in part on the building, or the land on which it stands, and also to any and all other mortgages covering other lands or lands and buildings, which may now or hereafter be consolidated with any mortgage or mortgages upon the buildings and the land on which it stands or which may be consolidated and spread to cover the building and such land and any such other land or lands and buildings, and any extension, renewal or modification of any such mortgages, and to any and all underlying leases on record, or hereafter to be recorded, against the building or the land on which it stands, and any extensions, renewals or modifications thereof. The Tenant hereby constitutes and irrevocably appoints the Landlord the Tenant’s attorney in fact to execute any instrument or certificate evidencing such subordination for and on behalf of the Tenant, if the Tenant fails to execute any required agreement within ten days after request.

(b) The Tenant hereby agrees that, in the event that any mortgagee shall succeed to the rights of the Landlord herein named, or if any landlord of any underlying lease shall succeed to the position of the Landlord under this lease, then the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord. No documentation other than this lease shall be necessary to evidence such attornment but Tenant nevertheless agrees to execute any documentation reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of the provisions of this Article ELEVENTH.

(c) Anything herein to the contrary notwithstanding, the Landlord represents and warrants to Tenant that as of the date of this lease there is no mortgage or superior lease encumbering the premises.

(d) Notwithstanding any other provision in this lease, this lease shall not be subordinate to any future underlying lease or future mortgage unless there shall first be delivered to Tenant, for execution, a recognition or nondisturbance and attornment agreement executed by the holder of such mortgage or the landlord under such underlying lease, substantially providing that for so long as this lease is in full force and effect and the Tenant is not in default in the performance of its material obligations under this Lease beyond the expiration of any applicable notice or cure period:

(i) Tenant shall not be named or joined in any action or proceeding to terminate the underlying lease (unless required by a court of appropriate jurisdiction) by reason of Landlord’s default, as tenant thereunder, or to foreclose the mortgage in question by reason of Landlord’s default thereunder,

(ii) no such termination or foreclosure, or any action or proceeding brought in pursuance thereof, shall cause a cancellation or termination of this lease or the Tenant’s right of occupancy of the premises, and

(iii) if the superior landlord or mortgagee shall become the owner in fee of the land or building or, in the case of the mortgagee, the assignee of the underlying lease, or if the land, building and/or the underlying lease shall be sold as a result of any action or proceeding to foreclose such mortgage, then provided that Tenant shall recognize and attorn to the mortgagee or superior landlord or any of their successors or assigns, this lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the land and building or the then lessee of such underlying lease, or such purchaser of the land, building and/or underlying lease, as the case may be, upon all of the terms, provisions conditions and obligation of this lease; and Such agreement shall also provide that the superior landlord, mortgagee or any of their successors or assigns shall not be (1) bound by any prepayment of rent which tenant might have paid for more than the current month to any prior landlord (including Landlord), (2) bound by any amendment or modification of this lease made after the effective date of the underlying lease or mortgage without the consent of such superior landlord or mortgagee, (3) liable for any act or omission of any prior landlord (including Landlord) under this lease for the period prior to the date such superior landlord, mortgagee or its successors or assigns become the owner in fee or assignee, as the case may be, (4) subject to any offsets or defenses against any prior landlord (including Landlord), (5) liable for performance of any initial work or installations which are required to be made by Landlord under this lease, or (6) liable for the return of any security deposit provided by Tenant, unless such security deposit shall have been received in hand by such superior landlord or mortgagee.

(e) If, in connection with obtaining temporary or permanent financing for the land and/or building, or any underlying lease, any lender shall request reasonable modifications of this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease provided such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created, or Tenant’s rights hereunder and in no event change the term, premises, cancellation, renewal or expansion rights or options.

TWELFTH: Liquors. Neither the Tenant nor any occupant of the premises, or of any part thereof, shall at any time during the continuance of the term, sell, traffic in, expose for sale, dispense or give away, upon any part of the premises, any strong or spirituous liquor, wine, ale or beer, or take or have a license for such sale, except that it is understood that as a part of the Tenant’s customer relations in its business, the Tenant may from time to time serve alcoholic beverages to customers at the premises. No charge will be made for such dispensation or service. Such service of alcoholic beverages will not be deemed a default or violation under paragraph TWELFTH hereof. In no event shall Tenant dispense or give away any alcoholic beverage to any employee of the Landlord.

THIRTEENTH: Fire and Fire Insurance. (a) If the premises shall be damaged by fire, action of the elements or other casualty or cause which is within the risks or the insurance carried by the Landlord, the Tenant shall give immediate notice thereof to the Landlord, and said damage shall be repaired by the Landlord, to a condition as close as possible as existed prior to such fire or casualty, at the Landlord’s expense, with all reasonable speed, making due allowance for delay due to labor troubles, settlement of loss and other causes beyond the control of the Landlord, and the Tenant shall, in every reasonable way, facilitate the making of such repairs, and the rent shall be suspended during such period as the premises shall have been rendered wholly untenantable. In the event that the premises are rendered partially untenantable, the rent shall be abated during such period, in the proportion which the area of the premises which is rendered untenantable bears to the area of the whole premises, but no damage to the premises or the building by fire, or other cause, however extensive, shall terminate this lease, or give the Tenant the right to quit and surrender the premises, or impair any obligation of the Tenant hereunder, (except, to the extent permitted in the preceding sentence, with respect to the payment of rent). Notwithstanding the preceding (i) if the damage shall be so extensive that the Landlord shall determine to demolish or substantially alter the building, the Landlord may at any time within one hundred twenty (120) days following the occurrence of the damage give to the Tenant 60 days’ notice of intention to terminate this lease; (ii) if the damage to the premises is substantial so that the whole or substantially the whole of the premises are rendered untenantable and cannot reasonably be restored within 120 days subject to delays due to causes of the kinds described in Article TWENTY-FIFTH of this lease or if 50% or more of the common areas of the building are destroyed or substantially damaged and the Landlord does not within 60 days following the occurrence of the damage notify the Tenant of the Landlord’s intention to repair the damage to the premises so that the premises are again useable by the Tenant, or if the premises are not, in fact, usable within a period of not more than 120 days following the occurrence of the damage subject to delays due to causes of the kinds described in Article TWENTY-FIFTH of this lease, the Tenant may cancel this lease by notice given within 30 days following the expiration of the said 60-day period for the Landlord’s notice of election to repair or 60 days after the expiration of the 120 day period, as the case may be; and (iii) in the event of the occurrence of damage to the premises of the degree described above in clause (ii) of this paragraph (a), the Landlord may also elect to terminate this lease by notice of election to do so given within 60 days following the occurrence of the damage. If notice of election to terminate this lease shall be given as above provided, then, upon the date for termination designated in any such notice this lease and the term hereby granted shall terminate and the rent shall be apportioned as of the date of the damage or as of such later date as the Tenant may actually surrender possession. Nothing herein contained shall be deemed to obligate the Landlord to restore the Tenant’s trade fixtures, stocks, furnishings or other personal property of the Tenant.

(b) The Tenant shall conduct its business and use the premises in such a manner so as not to increase the rate of insurance applicable to the building or the property of other tenants, and the Tenant shall install and maintain all its furniture, fixtures, equipment, stocks and materials in such a manner as to accomplish the foregoing purposes. The Tenant further agrees not to permit any act to be done or anything brought into or kept upon the premises which will void or avoid the insurer’s liability under any contract of fire insurance on the building or its contents (containing normal and usual exemptions) or any actions which will substantially increase the Landlord’s cost of such insurance and in the event of such increase due to any action of the Tenant, Tenant’s employees, agents, contractors, visitors or licensees, the Tenant agrees to pay to the Landlord, on demand, the additional cost of such insurance, or, at the option of the Landlord, the same may be added to any installment of rent and be payable as additional rent. The schedule of the makeup of a rate issued by an authorized rating organization shall be conclusive evidence of the facts therein stated and of the items in the rate applicable to the premises.

(c) The Landlord, as to the premises, and the Tenant, as to the improvements made therein at the Tenant’s expense and all of the Tenant’s stock, trade fixtures and other property in the premises, hereby release one another from all liability for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. This release is conditioned upon the inclusion in their respective policies of insurance, if any, of a provision stating that such release shall not adversely affect said policies or prejudice any right of the insured to recover thereunder. The Landlord and Tenant agree that their respective insurance policies will include a waiver of subrogation provision so long as the same is obtainable without extra cost or if extra cost be charged, so long as the party for whose benefit the clause is obtained shall pay such extra cost. If extra cost shall be chargeable therefor the party so affected shall advise the other of the amount or the extra cost and the other party at its election may pay the same or decline to so pay in which event the release from liability given to said party by this Article THIRTEENTH (c) shall be deemed to be withdrawn and of no force and effect.

(d) The Landlord covenants to maintain fire and extended coverage insurance covering the building in such amounts as are commercially reasonable for a building of this sort.

FOURTEENTH: Change in Use of Premises; Subletting and Assignment. (a) The use to be made of the premises by the Tenant and the identity of the Tenant being among the inducements to the making of this lease by the Landlord, the Tenant shall not, except in accordance with the terms of this Article, (i) use or permit the premises or any part thereof to be used for any purposes other than those specified in the lease, (ii) sublet or underlet the premises or any part thereof, (iii) permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees, (iv) mortgage or encumber this lease or any interest therein, (v) assign or transfer, by operation of law or otherwise, this lease or any interest therein.

(b) The Tenant shall not, without having first obtained the Landlord’s prior written consent thereto, (i) use or permit the premises or any part thereof to be used for any purposes other than those specified in the lease, or (ii) mortgage or encumber this lease or any interest therein.

(c) The Tenant shall not, except in accordance with the provisions of paragraphs (d) through (m) of this Article, (i) assign or transfer, by operation of law or otherwise, this lease or any part therein, (ii) sublet or underlet the premises or any part thereof, or (iii) permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees.

(d) If the Tenant shall desire to assign this lease or to sublet the whole or any part of the premises or to permit the premises to be occupied by any person other than the Tenant, the Tenant will notify the Landlord as to (i) the action which the Tenant proposes; (ii) the portion of the premises with respect to which the tenant proposes to take such action ( the “Affected Premises”); (iii) the name and business address of the proposed assignee, sublessee or occupant (the “Proposed Undertenant”), (iv) the name and residence address of the officers and principal stockholders of the Proposed Undertenant, if a corporation is involved or the names and residence addresses of the partners thereof if a partnership or joint venture is involved; (v) the information, in reasonable detail, as to the Proposed Undertenant which is required to permit the Landlord to make the determinations described in paragraphs (f), (g) or (h) below; (vi) the terms upon which the Tenant proposes to assign this lease or sublet the premises or permit the premises to be occupied by the Proposed Undertenant (including the terms under which any additions, alterations or decorations are to be made to the Affected Premises and the terms on which the Proposed Undertenant is to buy or lease any fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property from the Tenant; and (vii) the name and address of any real estate broker or other person to whom a commission may be owed by any person in connection with such assignment, subleasing or occupation. (The Tenant’s notice of desire to assign, sublease or permit the occupancy of the Affected Premises by others, with the information prescribed above is hereafter referred to as a “Tenant’s Subleasing Notice”)

(e) By written notice executed by the Landlord and delivered to the Tenant within thirty (30) days following receipt of the Tenant’s Subleasing Notice (for the purposes hereof such notice shall not be deemed to have been received by the Landlord until all of the information required by paragraph (d) above shall have been furnished to the Landlord), the Landlord shall have the absolute right to select one of the alternatives set forth in paragraphs (f), (g) or (h) below.

(f) In the event of a proposed assignment of this lease or the subleasing or occupation of the entire premises subject to this lease for the then remaining balance of the term of this lease, (i) the Landlord may elect to require the Tenant to surrender the premises to the Landlord and terminate this lease with respect to the premises on the last day of the second complete calendar month following the Tenant’s Subleasing Notice and comply with the provisions of this lease respecting surrender at the end of the term not later than such date or (ii) the Landlord may give its consent to any such assignment, sublease or occupation. Any subletting or occupancy by a third party as a consequence of which 25% or less in an area of the Premises shall remain in occupancy by the Tenant herein named may, at the Landlord’s option, be considered a subleasing of the whole of the Premises.

(g) In the event of a proposed subleasing or occupation of less than the entire premises subject to this lease or the entire premises for less than the then remaining balance term of this lease, (i) the Landlord may elect to require the Tenant to surrender to the Landlord and vacate the Affected Premises not later than the date upon which the proposed subleasing or occupation is proposed to commence and comply on such date with the provisions of this lease as to surrender on the Expiration Date with respect to the Affected Premises, and the Tenant shall, at its expense, erect the partitioning required to separate the Affected Premises from the remainder of the premises, create any doors required to provide an independent means of access to the affected Premises from elevators and lavatories and to segregate the wiring and meters and electric current facilities, so that the Affected Premises may be used as a unit for commercial purposes, separate from the remainder of the premises remaining in occupation of the tenant; in which event the rent and all additional rent payable under this lease shall be reduced proportionately with the diminution in the area of the premises upon surrender of the Affected Premises; or (ii) the Landlord may give its consent to any such sublease or occupation and thereupon the provision of paragraphs (1), (p) and (q) below, will be implemented.

(h) Notwithstanding any other provision herein, in the event that Landlord does not select the alternatives set forth in paragraphs (f) or (g) of this Article following receipt of Tenant’s Subleasing Notice, then Landlord agrees not to unreasonably withhold or delay its consent to any proposed subleasing or assignment, provided, however, that the Landlord shall have the right to condition its consent to any proposed sublease of all or a portion of the premises on the following:

(i) The Tenant shall not be in default in the payment of rent or in the performance of any other of its obligations under this lease, the time to cure having expired.

(ii) The Tenant shall have delivered to the Landlord a Tenant’s Subleasing Notice as required by subparagraph (d) above.

(iii) The Tenant shall collaterally assign to the Landlord, and grant the Landlord a security interest in, the sublease and the rents payable thereunder as security for the Tenant’s obligations hereunder and shall take all necessary steps required to perfect such assignment and security interest.

(iv) The sublease shall include provisions to the effect that (x) if the Landlord shall notify the sublessee that the Tenant is in default in the payment of rent or in the performance of its other obligations under this lease, the sublessee shall, if so requested by the Landlord, pay all rent and other amounts due under the sublease directly to the landlord, (y) notwithstanding any such payment by the sublessee directly to the Landlord, the term of the sublease shall terminate simultaneously with the termination of the term of this lease and the sublessee shall surrender the subleased premises upon such termination, and (z) it is subject and subordinate to this lease and to all matters to which this lease is or shall be subordinate.

(v) The proposed subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the premises or portion thereof to be sublet in a manner, which in the Landlord’s reasonable judgment, is in keeping with the Landlord’s standards in such respect of the other office tenancies in the building.

(vi) The proposed subtenant shall not then be a tenant, subtenant or assignee of any space in the building, nor shall the proposed subtenant be a person or entity with whom the Landlord is then actively negotiating to lease space in the building if Landlord has comparable space available for a comparable term or reasonably expects such space to become available within six months from the date thereof.

(vii) The character of the business to be conducted or the proposed use of the premises by the proposed subtenant shall not (x) be likely to increase the Landlord’s operating expenses beyond that which would be incurred for use by the Tenant or for use in accordance with the standards of use of other tenancies in the building, (y) materially increase the burden on elevators over the burden prior to such proposed subletting, or (z) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of this lease.

(viii) Any proposed sublease shall provide that in the event of the termination of this lease, or the re-entry or dispossession of the Tenant by the Landlord under this lease, such subtenant shall, at the Landlord’s option, attorn to the Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that the Landlord shall not be (x) liable for any previous act or omission of Tenant as sublessor under such sublease, (y) subject to any offset which theretofore accrued to such subtenant against the Tenant, or (z) bound by any previous modification of such sublease not consented to in writing by the Landlord or by any previous prepayment of rent more than one month in advance.

(ix) Tenant shall pay all of Landlord’s reasonable costs (including attorneys fees and expenses) related to Landlord’s review of proposed sublease or assignment and the preparation, review and approval of any assignment of rents, financing statement and other documents related to such sublease or assignment. Tenant shall also pay the cost of recording or filing any assignment of rents and financing statements.

(x) There shall be no more than three (3) occupants of the premises at any time during the term of the lease.

(i) if the Landlord’s Subleasing Notice shall be to the effect that the Landlord elects that the Affected Premises be surrendered, then the Affected Premises shall be surrendered in accordance with clause (i) of paragraph (f) or (g) above, as the case may be, and any work required to be done to separate the Affected Premises from the remainder shall be commenced promptly following the Tenant’s receipt of the Landlord’s Subleasing Notice and carried on with diligence and conformity.

(j) Provided Tenant is in compliance with all other provisions of this lease, the Tenant is authorized to sublease all or a portion of the premises or assign the lease to (1) any entity succeeding to the business and assets of the Tenant, whether by way of merger or consolidation or by way of acquisition of all or substantially all of the assets of the Tenant, provided that the acquiring entity shall have assumed in writing the Tenant’s obligations under this Lease; or (2) to an entity which shall (i) control, (ii) be under the control of, or (iii) be under common control with the Tenant (an entity described in (i), (ii) or (iii) being a “Related Entity”). “Control” shall mean direct or indirect ownership of more than fifty percent (50%) of each class of stock which is authorized to vote of a corporation or other majority equity and control interest if not a corporation and the possession, directly or indirectly, of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract. Upon making a sublease or assignment to any Related Entity, the Tenant shall certify to the Landlord the manner in which such Related Entity is related to the Tenant and the purposes for which the premises will be used. Any subletting or assignment described in the paragraph (k) may only be made on the condition that (a) the subtenant or assignee shall continue to use the premises for the purposes permitted in this lease and (ii) the principal purpose of such sublease or assignment is riot the acquisition of the Tenant’s interest in this lease, or to circumvent the provisions of paragraph (a) of this Article FOURTEENTH. The provisions of paragraph (e) through (j) of this Article and the provisions of paragraph (1) of this Article shall not apply to a subleasing or assignment made pursuant to the provisions of this paragraph (k).

(k) In the event the Landlord authorizes Tenant to assign the lease or to sublet (other than the subleasing or assignment authorized by paragraph (k) above) all or a portion of the premises, the Tenant shall pay to the Landlord, monthly, as additional rent, 50% of all Subleasing Profit. “Subleasing Profit” shall mean all consideration received by the Tenant (other than rental received by Tenant under a sublease entered into pursuant to paragraph (k) of this Article), less (i) the rent, additional rent payable by the Tenant under this lease for the period in question (exclusive of any amount payable by the Tenant under this subparagraph (1)), (ii) any brokerage commissions (not exceeding 110% of those set forth in Landlord’s brokerage commission schedule as published from time to time) and reasonable legal, architectural and advertising fees paid by the Tenant in connection with such subletting and assignment, (iii) the unamortized cost of demising and improving the premises for the subtenant, and (iv) any amounts paid by Tenant to subtenant as a cash or rental concession.

(l) No consent given by the Landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent (which may be granted or withheld in accordance with the provisions of this lease), and any assignment or subletting of the premises shall not relieve the Tenant or any mesne assignee from any obligations, duty or covenant under this lease, and in all cases a violation of any of the covenants or duties or obligations under this lease by a subtenant or assignee shall, in addition, be deemed to be the act of the Tenant herein. No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of the Landlord shall first have been obtained, and unless, if an assignment is involved, the transferee or assignee shall have delivered an agreement duly executed by the assignee or transferee wherein the assignee or transferee assumes and agrees to pay or otherwise keep and perform the obligations of the Tenant in this lease or, if a sublease is involved wherein the sublessee agrees that any act or omission by the sublessee which, if performed or omitted by the Tenant under this lease would be a default thereunder, shall also be a default under the provisions of the sublease. Any assignee by accepting an assignment shall nevertheless be conclusively deemed to have assumed this lease and all obligations already accrued or to accrue thereunder and further to have agreed to fully and duly perform all the Tenant’s covenants herein contained thereafter to be performed. If the Tenant shall, at any time, be in default in the payment of rent, the Landlord shall have the right to collect rent from any assignee, undertenant or occupant, and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than the Tenant, as Tenant, or shall otherwise release, impair or otherwise affect any obligation of the Tenant under this lease except to the extent of sums received.

(m) Anything herein to the contrary notwithstanding, the Tenant may not assign this lease or sublet or permit the occupancy by any other party of all or any part of the demised premises at any time when the Tenant has not paid any rent and additional rent when it is payable after any applicable notice and cure period, if any. The Tenant shall furnish Landlord with a counterpart (which may be a conformed or reproduced copy) of each sublease, assignment or agreement of occupancy made hereunder within ten days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant’s obligations hereunder notwithstanding anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or occupant or anyone claiming under or through any such person which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant. Tenant shall pay Landlord, as additional rent, within twenty (20) days after demand therefor, any cost or expense (including reasonable attorneys’ fees and expenses) which Landlord may be required to incur in acting upon any request for consent pursuant to this Article.

(n) At the request of the Landlord, the Tenant will furnish to the Landlord, within ten days of a receipt of a request therefor, a certificate executed in the name and on behalf of the Tenant, confirming that, except as previously consented to in writing by the Landlord or as otherwise specifically set forth in such certificate or permitted herein, the Tenant has not (i) used or permitted the premises or any part hereof to be used for any purposes other than those specified in this lease, (ii) mortgaged or encumbered this lease or any interest therein, (iii) assigned or transferred, by operation of law or otherwise, this lease or any interest, therein, (iv) sublet or underlet the premises or any part thereof, or (v) permitted the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees. With respect to any exception to clauses (1) through (v) above to which the Landlord has not previously consented in writing, the Landlord, in its sole discretion, may either consent thereto (which consent may be subject to any conditions specified by the Landlord) or exercise the rights and remedies available to the Landlord under the terms of this lease.

(o) Tenant assumes and shall be responsible for and liable to Landlord, for all acts and omissions on the part of any present or future subtenant, and any violation of any of the terms, provisions or conditions of this Lease, whether by act or omission by any subtenant, shall constitute a violation by Tenant. Upon any termination of this lease, it is expressly agreed that Tenant shall deliver to Landlord all subleases, security deposits (including interest), contracts, documents, rent rolls and other records used in the operation of the premises and, unless the sublease shall have previously terminated and the security deposit returned to subtenant or applied as provided by the sublease, all security deposits held by Tenant.

(p) With respect to any present or future subleases Tenant shall not accept prepayment of rent prior to its due date in excess of one month (but the provisions of the foregoing shall not prohibit Tenant from collecting from any subtenant a security deposit provided such security deposit is delineated in the sublease as being not advance rent, but security, returnable to the subtenant after the termination of the term of the sublease). Tenant agrees to indemnify and save Landlord harmless from and against any claim or lien against Landlord or the demised premises for the return of any securities under any leases with subtenants which were not previously delivered to Landlord and agrees further that all leases hereafter made with subtenants shall provide that the lease security deposited by the subtenant shall not be a lien or claim against the interest of the Landlord.

FIFTEENTH: Waiver and Surrender Remedies Cumulative. No consent or waiver of any provision hereof or acceptance of any surrender shall be implied from any act or forbearance by the Landlord. No agreement purporting to accept a surrender of this lease, or to modify, alter, amend or waive any term or provision thereof, shall have any effect or validity whatever, unless the same shall be in writing, and executed by the Landlord and by the Tenant, and be duly delivered, nor shall the delivery of any keys to anyone have any legal effect, any rule or provision of law to the contrary notwithstanding. Any consent, waiver or acceptance of surrender, in writing, and properly executed and delivered as aforesaid, shall be limited to the special instance for which it is given, and no superintendent or employee, other than an officer of the Landlord or of its managing agent, and no renting representative shall have any authority to accept a surrender of the premises, or to make any agreement or modification of this lease, or any of the terms and provisions hereof. No provision of any lease made by the Landlord to any other tenant of the building shall be taken into consideration in any manner whatever in determining the rights of the Tenant herein. No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than an account of the stipulated rent, nor shall any endorsement on any check, nor any letter accompanying any such payment of rent be deemed an accord and satisfaction (unless an agreement to accept a lesser amount be signed by the Landlord), but the Landlord may accept such payment without prejudice to the Landlord’s full right to recover the balance of such rent and to institute summary proceedings therefor. The receipt by the Landlord of any rent, or additional rent or of any other sum of money which may be payable under this lease, or of any portion thereof, shall not be deemed a waiver of the right of the Landlord to enforce the payment of any sum of any kind previously due or which may thereafter become due under this lease, or of the right to forfeit this lease by such remedies as may be appropriate, or to terminate this lease or to exercise any of the rights and remedies reserved to the Landlord hereunder, and the failure of the Landlord to enforce any covenant or condition (although the Tenant shall have repeatedly or continuously broken the same without objection from the Landlord) shall not estop the Landlord at any time from taking any action with respect to such breach which may be authorized by this lease, or by law, or from enforcing said covenant or any other covenant or condition on the occasion of any subsequent breach or default. In the event of any continuing or threatened breach by the Tenant, the Landlord shall have the right of injunction. The various rights, remedies, powers and elections of the Landlord, as provided in this lease or created by law, are cumulative, and none of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers or elections as are now or may hereafter be conferred upon the Landlord by law.

SIXTEENTH: Representations as to Premises, Certificate of Occupancy and Use. (a) The Tenant represents to the Landlord that the Tenant has made, or caused to be made, a careful inspection of the premises and that the Tenant has made an examination of the building and that the area and present condition of the premises are in all respects satisfactory to the Tenant, except as may herein otherwise be expressly stated in the Work Letter attached to this lease and in Article TWENTY-SEVENTH hereof. The Tenant acknowledges that no representations or promises have been made by the Landlord or the Landlord’s agents with respect to the premises or the building or the certificate of occupancy thereof, except as in this lease set forth. The statements contained in this lease regarding the use of the premises by the Tenant shall not be deemed a representation or warranty by the Landlord that such use is lawful or permitted by the certificate of occupancy of the building.

(b) (i) The Certificate of Occupancy currently applicable to the 5th floor of the building permits the premises on that floor to be used only for factory purposes. The Landlord acknowledges that it intends, promptly and at its expense, to file an application to amend the Certificate of Occupancy currently applicable to the 5th floor to permit premises on that floor to be used for office purposes. The Landlord is not aware of any reason why such amended Certificate of Occupancy should not be issued. If at any time prior to the issuance of an Amended Certificate of Occupancy (the “Amended Certificate”) or a Temporary Certificate of Occupancy (the “Temporary Certificate”) permitting the premises to be used for office purposes as specified in this lease, any governmental action is taken or a proceeding is commenced

(collectively, the “Proceeding”) by the City of New York or any agency thereof or any other governmental agency based on the fact that neither an Amended Certificate or a Temporary Certificate has been issued, which Proceeding (x) imposes or seeks to fine or assess a penalty against the Tenant, or (y) specifically prohibits or seeks to prohibit the Tenant from utilizing the premises for offices, or (z) evicts or seeks to evict the Tenant from the premises, then the Tenant shall notify the Landlord in writing of such fact and Landlord shall defend the Tenant against such Proceeding, and, in the event of a final judgment or administrative determination assessing a fine or penalty, the Landlord shall pay such amount, and in the event that Tenant is actually evicted as a result of the Proceeding or a final judgment or administrative determination evicting the Tenant or specifically prohibiting it from occupying the premises is issued, the Tenant shall receive an abatement of the fixed and additional rent due under this lease for the period during which the Tenant is evicted or prohibited from using the premises because a Temporary Certificate or Amended Certificate has not been issued, provided, however, that in no event shall the Tenant be entitled to receive an abatement of rent for any period during which the Tenant actually occupies or utilizes the premises for the normal conduct of its business.

(ii) In the event that, as provided in clause (i) of this paragraph (b), Tenant is entitled to an abatement of rent, then following the expiration of a six-month abatement period, either the Landlord or the Tenant may elect to terminate this lease, and the Tenant will vacate and surrender the premises (such vacation to be in accord with the provisions of this lease relating to surrender at the expiration of the term) on a date not earlier than the 10th day and not later than the 30th day following the date on which the Landlord or the Tenant notifies the other of its election to terminate this lease.

(iii) In the event that, after the construction and installation of the Improvements contemplated by Article TWENTY-SEVENTH of this lease, either the Landlord or the Tenant terminates this lease as permitted by clause (ii) of this paragraph (b), then not later than 20 days following the Tenant’s surrender of the premises, the Landlord shall pay to the Tenant (1) 100% of the Tenant’s Unamortized Capital Expenses, provided, however, that such amount shall not exceed $450,000, and (2) 100% of the amount actually expended by the Tenant to move its equipment, furniture and fixtures from the premises leased hereunder to any new premises, provided, however, that such amount shall not exceed $75,000.

(iv) As used in clause (iii) of this paragraph (b), the expression “Unamortized Capital Expenses” shall mean a sum equal to the net expenditures of the Tenant (over and above any amount reimbursed by the. Landlord to the Tenant pursuant to Article TWENTY-SEVENTH of this lease) for alterations and improvements in the premises (excluding items of moveable furnishings, machinery and equipment), multiplied by a fraction (x), the numerator of which shall be the number of months in the period commencing with the date of the termination of this lease pursuant to this Article and ending with the Expiration Date and (y) the denominator of which is 120. If the Tenant shall make alterations and improvements in the premises at its expense with respect to which it may wish to have the benefit of reimbursement pursuant to this paragraph, the Tenant shall furnish the Landlord within 60 days following the completion of the alterations and improvements with a statement, in writing, certified to be correct by an officer or partner of the Tenant setting forth the amount of the Tenant’s expenditures for the alterations and improvements broken down in reasonable detail to show the nature of the various alterations and improvements with respect to which such expenditures were made and the amount of the Tenant’s expenses for each such alteration and improvement. The Tenant shall also furnish the Landlord with receipted copies of bills and such other additional information as the Landlord may reasonably request.

(c) Prior to the issuance of the Amended Certificate or the Temporary Certificate, if (i) the Tenant’s application for alteration of the premises for office use are not accepted for filing by the New York City Department of Buildings (or other New York City agency having jurisdiction), and the Tenant’s contractors are unable to obtain the requisite work permits or (ii) such permits, once issued, are subsequently withdrawn, rescinded or voided, in each case because neither an Amended Certificate nor Temporary Certificate has been issued, then the Tenant shall notify the Landlord in writing of such fact, and the Landlord shall make a good faith effort to make any filings which would permit the Tenant or its contractors to complete any required work. If the Landlord is unable to obtain rescission of such refusal to accept the Tenant’s alteration application and issuance or reinstatement of work permits within 60 days of the date of such notice, (and such failure is not due to the fault of the Tenant or its contractors), the Tenant may elect to terminate this lease and vacate the premises (such vacation to be in accord with the provisions of this lease relating to the surrender of the expiration of the term) on a date not earlier than the 10th day and not later than the 30th day following the date on which the Tenant notified the Landlord of its election to terminate this lease, and the Tenant shall be entitled to reimbursement, as provided in clause (iii) of paragraph (b) of this Article.

(d) The rights of termination of the lease, abatement, and reimbursement, as described in paragraphs (b) and (c) above, shall constitute the Tenant’s sole remedy either pursuant to this lease or otherwise relating to the Certificate of Occupancy, and the Landlord will not have any obligations with respect to the Certificate of Occupancy under this lease except to return the Tenant’s security deposit within five business days of the date on which the Tenant delivers vacant possession of the premises to the Landlord. If the Tenant shall not exercise either such right of termination, then the lease shall remain in full force and effect.

(e) The Tenant shall not use the premises for any purpose other than offices. Following the issuance of the Amended Certificate or the Temporary Certificate, the Tenant shall immediately discontinue any use of the demised premises, which may be claimed or declared by the City or State of New York or other governmental authority to be in violation of or contrary to the Amended Certificate or the Temporary Certificate (other than office purposes), or by reason of which any attempt may be made to penalize the Landlord or require the Landlord to secure any other Certificate of Occupancy for the building.

SEVENTEENTH: Limitation of Landlord’s Liability. (a) The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction, rescission, or otherwise, and the Landlord shall be exempt from all liability, except for injuries which are due to the negligence of the Landlord, its agents, servants or employees in the management of the premises or the real property of which the demised premises are a part, for or on account of any annoyance, inconvenience, interference with business, or other damage, caused by: (i) any interruption, malfunction or curtailment of the operation of the elevator service, heating plant, sprinkler system, gas, water, sewer or steam supply, plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in the building, whether such interruption, malfunction or curtailment be due to breakdowns, or repairs, or strikes or inability to obtain electricity, fuel or water due to any such cause or any other cause beyond the Landlord’s control; (ii) any work of repair or restoration done by or on behalf of the Landlord or the Tenant, pursuant to the provisions of this lease; (iii) any water, rain, snow, steam, gas, electricity or other element, which may enter, flow from or into the premises or any part of the building, or any noise or vibration audible in, or transmitted to the premises; (iv) any vermin; (v) any falling paint, plaster or cement; (vi) any interference with light or with other easements or incorporeal hereditaments; (vii) any latent defect or deterioration in the building or the appurtenances thereof, whether or not the Landlord shall have been notified of any condition allegedly causing same; (viii) any zoning ordinance or other acts of governmental or public authority now or hereafter in force; and (ix) any act or omission of any other occupant of the building or other person temporarily therein. The Tenant will not hold the Landlord liable for any loss or theft of, or damage to, any property in the premises done or caused by any employee, servant, or agent of the Landlord who is invited into the premises by the Tenant, nor for the loss, damage or theft of any property stored or left in the basement or in any other part of the building, which is not enclosed within the premises or of any property left with any employee of the Landlord, notwithstanding such theft, loss or damage may occur through carelessness or negligence of the Landlord’s employees; and the Tenant agrees that any employee in entering the premises at the invitation of the Tenant or accepting custody of property shall be then deemed agent of the Tenant or other person at whose instance he may be acting, and not agent of the Landlord. Employees are not permitted to receive or accept packages or property for account of Tenants. Storerooms or storage space for personal property (if provided) are provided gratuitously by the Landlord, and the use of same shall be at the Tenant’s risk and the Tenant will not hold the Landlord liable for any loss of or damage to person or property therein or thereby. Nothing in this lease contained shall impose any obligation upon the Landlord with respect to any real property other than the building, whether said other real property be owned by the Landlord or otherwise, or shall in any way limit the Landlord’s right to build upon or otherwise use said other real property in such manner as the Landlord may see fit. The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction or rescission, and the Landlord shall have no liability by reason of the Landlord’s failure to enforce the provisions of the lease to any other tenant against such other tenant. Notwithstanding anything herein to the contrary, no partner, officer, agent or employee of Landlord shall be liable for Landlord’s obligations under this lease and, in seeking to enforce Landlord’s obligations under this lease or to satisfy a judgment for Landlord’s failure to perform such obligations, Tenant shall not look to any property or assets of any partner, officer, agent or employee of Landlord nor to any property or assets of the Landlord other than Landlord’s Equity in the Building or any proceeds from the condemnation thereof. “Landlord’s Equity” as used herein means the interest the Landlord would have in the building if it was encumbered by indebtedness held by a person not a party to this lease in an amount equal to seventy-five percent of the then current fair market value of the building (as the value of such interest is determined in good faith by the Landlord.

(b) Any right and authority reserved by and granted to the Landlord under this lease, to enter upon and make repairs in the premises shall not be taken as obligating the Landlord to inspect and to repair the premises and the Landlord hereby assumes no responsibility or liability for the care, inspection, maintenance, supervision, alteration or repair of the premises, except as herein specifically provided. The Tenant assumes possession and control of the premises and exclusively the whole duty of care and repair thereof, except as herein specifically provided, and the duty of care, if any, owed by the Tenant to persons in the corridors of the building.

EIGHTEENTH: Indemnity by Tenant. The Tenant hereby indemnifies and agrees forever to save harmless the Landlord against any and all liabilities, penalties, claims, damages, expenses (including reasonable attorneys’ and counsel fees and disbursements) or judgments, arising from injury to person or property of any kind, to the extent occasioned by the Tenant’s failure to perform or abide by any of the covenants of this lease or the negligent or wilful misconduct of the Tenant or Tenant’s employees, customers, agents, contractors, licensees, visitors, assigns or under-tenants of the Tenant, or to the extent based on any matter or thing growing out of the Tenant’s use or occupation of the premises or any part of the building. The Landlord shall give notice to the Tenant of any claim, action or proceeding brought against the Landlord, which the Tenant is obligated to indemnify Landlord, and, upon demand by the Landlord, the Tenant shall, at its own cost and expense, shall resist or defend such claim in the Landlord’s name, if necessary, by such attorneys as the Landlord shall approve. The Landlord shall reasonably cooperate with the Tenant, at the Tenant’s cost and expense in the defense of such claim. Notwithstanding the foregoing, the Landlord may retain its own attorneys to defend or assist in defending any claim, action, or proceeding involving potential liability of one million dollars ($1,000,000) or more and the Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article EIGHTEENTH shall survive the expiration or earlier termination of this lease.

NINETEENTH: Insolvency. If, at any time after the execution and delivery of this lease, the Tenant shall be adjudicated a bankrupt, or if the Tenant shall make any assignment for the benefit of creditors, or attempt to take the benefit of any insolvency law, or if a petition or answer to reorganize the Tenant shall be approved by any court or judge, or if a petition or answer for a composition or extension shall be filed by the Tenant, or if a receiver or trustee shall be appointed for the Tenant’s property, or if the Tenant’s interest in this lease shall be attached or levied upon or shall devolve upon or pass to any party other than the Tenant (whether such event occurs prior or subsequent to the commencement of the term or Tenant’s entry into possession) such event shall be conclusively deemed a default hereunder, and the Landlord shall have the right to terminate this lease in the manner hereinafter provided, as if such event were a breach by the Tenant of one of the covenants of this lease. In the event of such termination, the Tenant or any person claiming under, by or through the Tenant, by virtue of any statute or of any order of any court, shall not be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender same. Exclusive of and in addition to any other rights or remedies the Landlord may have through any other portion or provision of this lease or by virtue of any rule of law or statute, said Landlord may keep and retain, as liquidated damages, any rent, security, deposit or other moneys or consideration received by the Landlord from the Tenant, or others on behalf of the Tenant, which shall be applied on account of the Tenant’s obligations hereunder. Also, in the event of termination of this lease as aforesaid, the Landlord shall be entitled, as and for liquidated damages from the Tenant for breach of the unexpired term of this lease, to an amount equal to the difference between the rental value of the remainder of the term at the time of termination and the actual rent reserved, both discounted to present worth at the rate of one and one-half (11/2%) per month. If at any time within a reasonable period following the date of the termination of the lease, as aforesaid, the premises should be re-rented by the

Landlord, the rent realized by any re-letting shall be deemed prima facie evidence of the rental value. In the event of the occurrence of any of the above-mentioned events of default occasioned solely through the invocation by the Tenant or by third parties of the laws of the State of New York, judicial or statutory, as distinguished from the invocation of Federal laws relating to bankruptcy, reorganization, or otherwise, the Landlord, in addition to the foregoing, may accelerate the full amount of rent reserved for the remainder of the lease, and the same shall forthwith become due and payable to the Landlord, less the rental value of the remainder of the term at the time of termination, discounted to present value at the rate of one and one-half (1 1/2%) per month. Nothing herein provided shall be deemed to prevent or restrict the Landlord from proving and receiving as liquidated damages herein the maximum permitted by any rule of law or statute prevailing when such damages are to be proved, whether they be greater or less than those referred to above.

TWENTIETH: (a) Remedies of the Landlord on Default; Performance by the Landlord. If the Tenant shall default beyond the expiration of applicable notice and cure periods in the full and due performance of any covenant of this lease, the Landlord shall have the right, upon thirty (30) days’ notice to the Tenant (unless a shorter period of notice or provision for the performance of such work without notice is elsewhere established in this lease), to perform the same for the account of the Tenant, and in such event all workmen employed by the Landlord shall be deemed the agents of the Tenant, and any reasonable payment made, and expense incurred, by the Landlord in this connection, shall forthwith become due and payable by the Tenant to the Landlord with interest thereon at a rate of one and one-half (11/2%) per month. If the Landlord incurs any expenses, including reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of the Tenant hereunder, the sum or sums so incurred by the Landlord with all interest, costs and damages, shall be payable to the Landlord as additional rent within twenty (20) days after demand therefor, and delivery to the Tenant of documentation substantiating such expenses. Any and all sums payable by the Tenant to the Landlord shall bear interest at the rate of one and one-half (11/2%) per cent month from the due date to the date of actual payment, and any and all such sums (except the rent hereinabove expressly reserved) shall be deemed to be additional rent for the period prior to such due date, and the Landlord shall have the same remedies for default in the payment of such additional rent as for default in the payment of the rent expressly reserved.

(b) Performance by the Landlord Not an Exclusive Remedy. In the event that under the provisions of this lease the Landlord shall have the privilege of performing any covenant in respect of which the Tenant may be in default and of recovering the expenses so involved from the Tenant as additional rent or otherwise, such remedy shall not be the exclusive remedy of the Landlord but the Landlord may, at its option, treat such default as a breach of a substantial obligation of this lease and shall have all the other remedies in respect thereof provided in this or any other Article of this lease.

(c) Dispossess Termination of Lease. If the Tenant shall violate or default beyond the expiration of applicable notice and cure periods in the full and due performance of any covenant, provision or condition of this lease (other than the covenant to pay the rent or any additional rent), or any covenant, provision or condition of any other lease under which the Tenant is a tenant in the building, or if any of the events specified in the Article of this lease numbered NINETEENTH and headed “Insolvency” shall occur, the Landlord will give to the Tenant twenty (20) days’ notice of such violation, default or misconduct unless a shorter period of notice is elsewhere established in this lease, In the event that (i) the Tenant shall default in the payment of the rent or of any additional rent for a period of ten (10) days after notice of such default from the Landlord, or (ii) if the premises shall be vacated, abandoned or deserted for a period of more than 60 days, or (iii) in the event that the Tenant, after notice thereof as above provided, shall fail to stop any violation or fully cure or remedy any default or terminate any misconduct under this lease (or in the event that the default is of a nature such that the steps required to cure or remedy the same fully cannot reasonably be completed within thirty days, then if the Tenant shall not have commenced and have diligently and continuously prosecuted the steps necessary to cure or remedy such default) the Landlord may give to the Tenant ten (10) days’ notice of its intention to terminate this lease, and, in such event, on the tenth day following the giving of such notice this lease and the term hereby granted shall terminate and expire as fully and completely as if that day were the date herein expressly fixed for the expiration of the term, and the Tenant shall thereupon quit and surrender the premises into the possession of the Landlord, but the Tenant shall nevertheless remain liable for deficiency in future rent and for any other defaults hereunder, as hereinafter provided. If the Tenant shall default in the payment of the rent, or any additional rent herein mentioned, or of any part of either for a period of ten (10) days after notice of such default from the Landlord, or if this lease shall be terminated by the notice last above provided for, the Landlord may immediately, or at any time thereafter, re-enter the premises and remove all persons and property therefrom, either by summary dispossess proceeding, or by any suitable action or proceeding at law, or by force, or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy the premises, together with all additions, alterations, installations and improvements, and no entry by the Landlord shall be deemed an acceptance of surrender. Upon any such re-entry, the Landlord may re-let the premises or any part or parts thereof, and for such term or terms as to the Landlord may seem wise, even though the same extend beyond the date herein expressly fixed for the expiration of the term. Any such re-letting shall, at the Landlord’s option, be either for the Landlord’s own account, or as the agent for the Tenant. If the Landlord shall re-let as the agent of the Tenant, the Landlord shall receive the rents and apply the same, first, to the payment of all expenses which the Landlord shall have incurred by reason of the Tenant’s default and in connection with such re-entry and re-letting, including, but not by way of limitation, reasonable legal expenses, brokers’ commissions, and the cost of reasonable repairs, redecoration and alterations, and, secondly, to the fulfillment of the covenants of the Tenant herein contained, and the surplus, if any, existing at the date herein expressly fixed for the expiration of the term, shall be paid to the Tenant, but the Tenant shall be entitled to no such payment until said date. So long as the premises, or any part thereof, shall not be re-let, or shall be re-let by the Landlord as the agent of the Tenant, the Tenant shall remain liable for the full and due performance of all the covenants of this lease, and the Tenant hereby agrees to pay to the Landlord, as damages for any default hereunder, until the date herein expressly fixed for the expiration of the term, the equivalent of the amount of all the rent and additional rent reserved herein, less the net avails of re-letting, as hereinbefore defined, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of the said rent days the Tenant shall pay to the Landlord the amount of deficiency then existing, and shall not be entitled to withhold any such payment until the date herein expressly fixed for the expiration of the term. The liability of the Tenant shall survive the issuance of a final order and warrant of dispossess, and re-entry by the Landlord, and any other termination of this lease for default of the Tenant, and the granting by the Landlord of a new lease of the premises to another tenant, and the Tenant hereby waives any defense which might be predicated upon any of said acts or events.

The Tenant hereby expressly waives (i) any and all right to regain possession of said premises or to reinstate or redeem this lease as provided by the Real Property Actions & Proceedings Law (and as said law may be amended), or any such right which is or may be given by any other statute, law or decision now or hereafter in force; (ii) the service of any notice demanding rent or stating an intention to re-enter; or any similar right which is or may be given by any statute, law or decision now or hereafter in force; (iii) any and all rights of redemption and all other rights to regain possession or to reinstate this lease (in case the Tenant shall be dispossessed or ejected by, or pursuant to judgment, order, execution or warrant of any court or judge). Except as provided in Section 259-c of the Real Property Law with respect to an action for personal injury or property damage between the parties hereto, the Tenant waives and will waive all right to trial by jury in any summary proceedings and in any other proceeding or action at law hereafter instituted by the Landlord against the Tenant in respect of this lease, and also in any action or proceeding between the parties hereto for any cause; and it is hereby agreed, that in any of such events, the matter in dispute shall be tried before a judge without a jury. In the event the Landlord shall commence any action or summary proceeding for non-payment of rent or other breach of covenant or condition, the Tenant hereby agrees not to interpose any counterclaim for whatever nature or description in any such action or proceeding other than mandatory counterclaims. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.

TWENTY-FIRST: Surrender at Expiration. Upon the expiration of the term of this lease or in the event of termination by reason of casualty or condemnation, the Tenant shall quit and surrender the demised premises, together with any fixtures, equipment or appurtenances installed in the premises at the commencement of this lease, and any alterations, decorations, additions and improvements which are not to be removed in compliance with the provisions of Article FOURTH hereof, to the Landlord, broom clean, in good order and condition, ordinary wear excepted. If the last day of the term of this lease falls on Sunday, this lease shall expire on the business day immediately preceding. The Tenant’s obligation to observe and perform this covenant shall survive the expiration or other termination of the term of this lease.

TWENTY-SECOND: [Intentionally Deleted]

TWENTY-THIRD: Building Services. (a) Except on Saturdays and Sundays, and on holidays recognized as legal holidays by State or Federal Government, the Landlord shall furnish, between the hours of eight a.m. and six p.m., passenger and freight elevator service with elevators now in the building, and during the cold season (October 15th through April 15th), sufficient heat to heat the premises for comfortable occupancy. The Landlord may suspend any such services, if it should become necessary so to do, at any time. The Landlord shall restore such suspended service promptly, making due allowance for labor troubles, acts of God, or any cause beyond the Landlord’s control.

(b) In addition to the elevator service described in (a) above, the Landlord will maintain in service and available for the use of the Tenant, one passenger elevator at all times on all days of the week, including Saturdays, Sundays and the legal holidays referred to in paragraph (a) above. In the event that the Tenant requires freight elevator service, or heat on Saturdays, Sundays or any legal holiday referred to in paragraph (a) above, or during hours in addition to those prescribed under (a) above, the Landlord will furnish the additional elevator service or heat or both, as the case may be, upon notice of the Tenant’s need therefor. Such notice may be written or oral and shall be given as long a time as practicable prior to the time when the additional heat or freight elevator service is required. The Tenant will pay for any additional freight elevator service and heat furnished after the hours prescribed in (a) above at the respective prevailing rates per hour as established from time to time by the Landlord for such services at the building or in the buildings of the Landlord, generally, for each hour during which the additional service is supplied. All charges for additional freight elevator service and heat shall be payable when billed and in the event of default of payment therefor, Landlord may refuse further service and the amount unpaid (plus interest thereon at the rate of one and one-half (11/2%) per cent per month shall be deemed additional rent for which the Landlord shall have all the remedies for collection herein specified with respect to rent. The failure on the part of the Landlord to furnish such additional elevator service or heat, if due to breakdowns, repairs, maintenance, strikes, or other causes beyond the control of the Landlord, shall involve no liability on the part of the Landlord nor shall it constitute an eviction.

(c) The Landlord shall furnish the cleaning services referred to in Schedule A to this lease, such cleaning to be done after five-thirty p.m. and prior to eight a.m. Tenant shall keep all windows on the premises clean in accordance with all of Landlord’s Rules and Regulations. The Landlord shall, at the Landlord’s expense, cause the interior or exterior of such windows to be cleaned two times per year, and shall give the Tenant notice of such window cleaning to the extent reasonably possible.

(d) The main entry to the building shall be open and staffed by a doorman, security guard or other employee or agent of the Landlord from 8:00 a.m. to 7:30 p.m. on business days. At all other times the Tenant and its employees and their invitees shall have access to the building at any time and without notice to the Landlord by ringing a security bell provided for after hours service and properly identifying themselves (by building passes or such other security arrangement as the Landlord shall institute) to the building staff at that time.

TWENTY-FOURTH: Water. The Landlord shall furnish water for ordinary lavatory cleaning, pantry and drinking use. In the event that the Tenant shall use water any purpose other than usual lavatory purposes, the Tenant shall, at its own expense, install a meter or meters for the measurement of the quantity of water thus consumed and keep the same in good working order and the Tenant will pay for the water so shown to have been used. All payments for water shall be due when billed to the Tenant. In the event that the Tenant defaults in the payment for any water, the amount not paid shall forthwith be payable as additional rent.

TWENTY-FIFTH: Work to be Done by Landlord. The Landlord shall not be required to furnish any work or materials to the premises, except as expressly provided in paragraph (a) of Article THIRD, Article NINTH, Article THIRTEENTH, Article TWENTY-SEVENTH and the Work Letter attached hereto as Exhibit “C” (the “Work Letter”). In case the Landlord is prevented from making any repairs, improvements, decorations or alterations, installing any fixtures or articles of equipment, furnishing any services or performing any other covenant herein contained to be performed on the Landlord’s part, due to the Landlord’s inability to obtain, or difficulty in obtaining, labor or materials necessary therefor, or due to any governmental rules and regulations relating to the priority of national defense requirements, or due to labor troubles, or due to any other cause beyond the Landlord’s control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor except as expressly otherwise provided in Articles NINTH and THIRTEENTH hereof (in respect of condemnation or damage to the premises due to fire), shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the premises. Upon substantial completion of the Landlord’s work, Landlord shall tender possession of the premises to Tenant.

TWENTY-SIXTH: (a) Real Estate Tax and CPI Escalation. In order (i) to adjust, during the term of this lease, for increases in the expenses of the Landlord for Real Estate Taxes, the Tenant shall pay to the Landlord, as additional rent, the Tenant’s Proportionate Share of any increases in such Real Estate Taxes, and (ii) to adjust for Increase in other operating expenses of the Landlord, the Tenant shall pay to the Landlord, as additional rent, the CPI Adjustments for Increases in Other Operating Expenses, namely the amount by which the Base Rent Allocated to Other Operating Expenses is increased by application to the Base Rent Allocated to Other Operating Expenses of increases in the Index over the Base Index, all as computed as set forth below in this Article. Capitalized words or expressions used above are defined in subparagraph (b) below.

(b) Definitions. As used in this Article the following capitalized words or expressions shall have the meanings ascribed to them below:

1. “Real Estate Taxes” shall mean the expenditures of the Landlord for taxes or assessments payable by the Landlord upon or with respect to the building and the land upon which it is located, imposed by Federal, State or local government (plus all expenditures for fees and expenses incurred in the course of obtaining a reduction in any tentative assessed valuation). The Tenant shall receive the benefit of the Tenant’s Proportionate Share of the amount of any refund of Real Estate Taxes, less any related costs and expenses.

2. “Base Rent Allocated to Other Operating Expenses” shall mean an amount equal to 100% of the fixed annual rent prescribed on page 1 of this lease, as such rent may be payable from time to time.

3. “Increase in Real Estate Taxes” shall mean the amount by which Real Estate Taxes in any Subsequent Year exceed the Real Estate Taxes in the Base Year.

4. “CPI Adjustment for Increases in Other Operating Expenses” shall mean the amount obtained by multiplying the Base Rent Allocated to Other Operating Expenses by the percentage by which the Index, as last published on the date next prior to the Computation Date and the Index as last published on the date next prior to each anniversary date of the Computation Date, shall exceed the Base Index; provided, however, that, with respect to any particular 12-month period commencing with a Computation Date and ending with the next Computation Date (the “CPI Adjustment Year”), the increase in the CPI Adjustment for Increases in Other Operating Expenses attributable to such CPI Adjustment Year shall neither exceed an amount equal to 6% per annum multiplied by the annual fixed rent set forth on the first page of this lease nor be less than an amount equal to 2.5% per annum multiplied by the annual fixed rent set forth on the first page of this lease.

5. “Index” shall mean the “Consumer Price Index for All Urban Consumers” “(1967 = 100)” specified for “All Items,” relating to New York City and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the CPI Adjustment for Increases in Other Operating Expenses shall be made on the basis of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. In the event either Index shall cease to be published, then, for the purposes of this Article, there shall be substituted for the Index such other index as Landlord and Tenant shall agree upon, and, if they are unable within ninety (90) days after the Index ceases to be published, such matter shall be determined in New York City by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

6. “Base Index” shall mean the Index as last published on the last day of the calendar month immediately preceding the month in which the Commencement Date occurs.

7. “Base Year” shall mean the calendar year 1999.

8. “CPI Comparative Statement” shall mean a statement, in writing, signed by the Landlord, or, on its behalf, by an officer of any corporation acting as its managing agent; showing (i) a comparison of (a) Base Real Estate Taxes with (b) Projected Real Estate Taxes for a Subsequent Year (which shall be the same calendar year as the year of the Computation Date used in such CPI Comparative Statement), (ii) the Base Rent Allocated to Other Operating Expenses and the CPI Adjustment for Increases in Other Operating Expenses for such Subsequent Year, and (iii) if the Tenant paid additional rent pursuant to this Article with respect to the immediate preceding Subsequent Year, any adjustment necessitated by a variance between the Projected Real Estate Taxes for such Subsequent Year (as shown in the current CPI Comparative Statement) and the Actual Real Estate Taxes for such Subsequent Year (as shown in the current CPI Comparative Statement).

9. “Subsequent Year” shall mean any calendar year following the Base Year, falling wholly or partly within the term of the Tenant under this lease and the calendar year following the year in which the term of this lease terminates.

10. “Computation Date” shall mean the 1st day of September, 1999, and, in Subsequent Years, its anniversary date.

11. “Projected Real Estate Taxes” shall mean the Landlord’s estimate (which in any event must be reasonable in the light of past experience) of Real Estate Taxes for a particular Subsequent Year.

12. “Tenant’s Proportionate Share” is .0457.

(c) Statements for the Tenant. On or before December 1, 1999, and on or before that day in each Subsequent Year, the Landlord will furnish a CPI Comparative Statement to the Tenant. Upon the written request of the Tenant, the Landlord shall promptly provide the Tenant with a copy of the tax bill for the fiscal year(s) for which a CPI Comparative Statement is being rendered. The failure of the Landlord to furnish a CPI Comparative Statement shall be without prejudice to the right of the Landlord to furnish a CPI Comparative Statement at any time in the future.

Every CPI Comparative Statement furnished by the Landlord pursuant to this Article shall be conclusive and binding upon the Tenant unless (i) within ninety days after the receipt of such CPI Comparative Statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the CPI Comparative Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, the dispute shall have been submitted to arbitration within ninety days after receipt of the CPI Comparative Statement. Pending the determination of such dispute by agreement of arbitration as aforesaid, Tenant shall pay additional rent in accordance with the CPI Comparative Statement and such payment shall be without prejudice to Tenant’s position and to the Tenant’s rights to a refund of any overpayment. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of additional rent resulting from compliance with the CPI Comparative Statement.

(d) Computation of Increase in Rent Payable by the Tenant. When the Landlord shall furnish the Tenant with any CPI Comparative Statement in accordance with this Article which shall show an Increase in Projected Real Estate Taxes or a CPI Adjustment for Increases in Other Operating Expenses, then the rent payable under the lease shall be increased by the Tenant’s Proportionate Share of the increase in Projected Real Estate Taxes and by the CPI Adjustment for Increases in Other Operating Expenses which shall be payable (with payment on account of such increases) as follows: (1) on the first day for the payment of rent under this lease following the receipt of a CPI Comparative Statement, the Tenant shall pay to the Landlord a sum equal to one-twelfth of the Tenant’s Proportionate Share of the increase in Projected Real Estate Taxes plus one-twelfth of the CPI Adjustment for Increases in Other Operating Expenses (plus or minus, as the case may be, any adjustment necessitated by a variance between (x) the Projected Real Estate Taxes for the calendar year prior to the year of the Computation Date used in such CPI Comparative Statement and (y) the actual Real Estate Taxes for such calendar year) and (2) thereafter, until a different CPI Comparative Statement shall be submitted, the monthly installments of rent payable under this lease shall continue to be increased by such amount.

With respect to any CPI Comparative Statement furnished to the Tenant in the Subsequent Year following the year in which the term of this lease terminates, if such CPI Comparative Statement shall indicate an adjustment necessitated by a variance between (x) the Projected Real Estate Taxes for the calendar year prior to the year of the Computation Date used in such CPI Comparative Statement (i.e., the last calendar year of the lease term) and (y) the actual Real Estate Taxes for such calendar year, then the Tenant shall promptly pay to the Landlord, or the Landlord promptly shall pay to the Tenant, as the case may be, the amount of any such adjustment as indicated in such CPI Comparative Statement.

(e) Inspection of Books. The Tenant or its authorized representative shall have a right to examine the books of the Landlord showing the Real Estate Taxes with respect to the land and building during regular business hours for the purpose of verifying the information set forth in any CPI Comparative Statement relating to any Increase in Real Estate Taxes shown in such CPI Comparative Statement; provided that a written request for such inspection is made by the Tenant within ninety days of the receipt of any such CPI Comparative Statement.

(f) Decreases in Real Estate Taxes or Index. In no event shall any decrease in the Real Estate Taxes or the Index in any way reduce the fixed rent or additional rent payable by the Tenant under this lease, except to the extent to which any such decrease shall result in a decrease in the additional rent payable pursuant to this Article; provided, however, that no decrease in Real Estate Taxes shall in any way reduce any additional rent payable on account of any CPI Adjustment for Increases in Other Operating Expenses, and that no decrease in the amount of the CPI Adjustment for Increases in Other Operating Expenses shall in any way reduce any additional rent payable on account of any Increase in Real Estate Taxes.

TWENTY-SEVENTH: Construction of Office Improvements. It is agreed that the Tenant will modify and improve the premises to make them better suited for use as offices, and that the Landlord will reimburse the Tenant for the cost thereof up to a maximum of $469,548.00 (the “Improvement Allowance”) over and above the items included in the Work Letter (and the Tenant will pay the cost of any modifications or improvements, in excess of such amount), toward (i) the “hard” costs of the Tenant’s alterations for the initial occupancy of the premises, and (ii) architects’ and engineering fees, permit costs and expediters’ fee in connection with the alterations specified in (i), all in accordance with, and subject to the limitations set forth in subparagraphs (a) through (e) below:

(a) The Tenant will select an architect to design the office improvements for the premises (which improvements, excluding any furniture or telephone, computer or other office systems or equipment or any furniture or decorations are referred to as the “Tenant’s Initial Alterations”). As soon as practicable, the Tenant shall submit to the Landlord for review and approval plans and specifications (including all necessary mechanical, electrical, engineering and working drawings) for the Tenant’s Initial Alterations and such plans shall be sufficient (i) to comply with all applicable laws, rules, regulations and requirements of any governmental authority having jurisdiction over the building, (ii) to permit the Tenant to apply for and obtain all necessary permits, licenses and approvals necessary in connection with the Tenant’s Initial Alterations, and (iii) to permit the contractor to commence and complete the work relating to the Tenant’s Initial Alterations. Within fifteen (15) business days of the Landlord’s receipt of the. Tenant’s request for approval of the plans, or such additional information as shall be reasonably required by the Landlord to review such plans, the Landlord shall either approve or disapprove the plans for reasonable and material reasons (which may include the following: (i) adverse effect on the building structure; (ii) possible damage to the building systems; (iii) non-compliance with applicable codes; (iv) effect on the exterior appearance of the building; or (v) interference with the normal and customary business operations of other tenants in the building (a “Design Problem”)) and return the plans to the Tenant. In the event the plans are disapproved, the Landlord shall require, and the Tenant shall make, the changes necessary in order to correct the Design Problems and shall return the plans to the Landlord, which Landlord shall approve or disapprove within five (5) business days after the Landlord receives the revised plans. If the

Landlord fails to respond to either the initial request for consent (after receipt of all additional information which was requested by Landlord) within said fifteen (15) business day period, or any changes to correct Design Problems within said five (5) business day period, it shall be deemed to have approved such plans. This procedure shall be repeated until the plans are finally approved by the Landlord and written approval has been delivered to and received by the Tenant. The plans may be submitted by the Tenant in one or more stages and at one or more times, and the time periods for the Landlord’s approval shall apply with respect to each such portion submitted.

After the Landlord has approved the plans, the Tenant shall cause its architect and/or engineer to integrate the approved plans into final plans and specifications (including all necessary mechanical, electrical, engineering and working drawings) for the Tenant’s Initial Alterations, sufficient to meet the requirements set forth in clauses (i) through (iii) above (collectively, “Final Plans”) and deliver the Final Plans to the Landlord. The Tenant may submit the Final Plans in one or more stages and at one or more times, and the time periods for Landlord’s approval shall apply with respect to each such portion submitted.

The Landlord shall approve the Final Plans or designate by notice given to the Tenant the specific changes reasonably required to be made to the Final Plans in order to correct any Design Problems, and shall return the Final Plans to the Tenant. The Tenant shall make the changes necessary in order to correct any such Design Problems and shall return the Final Plans to the Landlord, which the Landlord shall approve or disapprove within 5 business days after the Landlord receives the revised Final Plans. This procedure shall be repeated until all of the Final Plans are finally approved by the Landlord and written approval has been delivered to and received by the Tenant. The Tenant shall pay the reasonable out-of-pocket fees and expenses of Landlord in connection with its review of the plans and Final Plans.

In the event that in the course of constructing and installing the Tenant’s Initial Alterations, the Tenant wishes to make a modification from the Final Plans, the Tenant shall submit plans for such modification to the Landlord, and the Landlord will respond to the Tenant as soon as practicable.

(b) All professional fees (including those for architectural and design costs and appraisals) and the cost of all permits, licenses and approvals required in connection with the construction and installation of the Tenant’s Initial Alterations shall be borne solely by the Tenant. Landlord shall sign such applications as shall be required to permit the Tenant to obtain such permits, provided the Landlord incurs no expense or liability in connection therewith over and above the Improvement Allowance.

(c) The Landlord shall reimburse the Tenant from time-to-time (but not more often than monthly) for work done in connection with the installation and construction of the Tenant’s Initial Alterations, up to an aggregate maximum of $469,548.00, provided that the Landlord’s obligation to make any such or reimbursement shall be subject to the satisfaction of the following conditions:

(i) the work done must substantially conform to the design set forth in the Final Plans and the quality and workmanship of the work done must be reasonably satisfactory to the Landlord and the Tenant (and the Tenant shall have so stated in its request for reimbursement);

(ii) with respect to the reimbursement of any partial payment made on the basis of the percentage of completion of any work, the Landlord shall have been furnished a form by the Tenant’s architect indicating the percentage of completion of the work in question, and confirming to the Landlord that the amount with respect to which reimbursement is sought includes a retainage amount (to be released upon substantial completion of the work in question) in an amount of not less than 10% of the first 50% of the total amount payable under the contract in question.

(iii) the Landlord shall have been furnished with invoices from the vendors, supplier, or contractor evidencing the amount for which payment or reimbursement is sought, such invoices, if submitted for reimbursement, to be marked “paid in full” by such vendor, supplier or contractor (or, in lieu thereof, the Landlord shall be furnished other documentation satisfactory to the Landlord evidencing payment in full);

(iv) the Landlord shall have received, with respect to the work done for which payment or reimbursement is claimed hereunder, a written waiver from the contractor or vendor in question (and all subcontractors and subvendors involved in the work in question) waiving any right to assert any vendor’s, mechanic’s or other lien on the building, the premises or any fixtures, machinery, equipment or other installation therein to the extent of sums requested.

If so requested by the Tenant, in lieu of reimbursing the Tenant, the Landlord will make payment directly to the Tenant’s vendors, suppliers and contractors (no more often than monthly), provided that the Landlord’s obligation to make any such payment shall be subject to the conditions set forth above (except that the invoices to be paid need not be marked “paid in full”.

(d) It is understood and agreed that the Landlord shall have no responsibility for the performance of the contractor installing The Tenant’s Initial Alterations (including matters of quality or timeliness), and in the event that for any reason The Tenant’s Initial Alterations are not completed in a timely fashion and/or there is any delay in the date on which the premises are ready for occupancy by the Tenant for the purposes of conducting business, this lease shall nevertheless continue in full force and effect, and, except in the circumstances set forth below and to the extent set forth below, the Tenant shall have no right, remedy or claim (including any claim for actual,. punitive or consequential damages) against the Landlord.

(e) The Tenant shall be entitled to credit any unused portion of the Improvement Allowance to the payment of fixed rent due hereunder. In no event shall any portion of the Improvement Allowance be applied to the cost of the distribution ductwork installed in connection with the air conditioning unit to be installed in the premises by the Tenant, pursuant to paragraph 3 of the Work Letter.

TWENTY-EIGHTH: Free Rent. Provided Tenant shall not then be in default beyond the expiration of applicable notice and cure periods of any provision of this lease and shall have paid all rent and other amounts payable pursuant to this lease, Tenant shall not be required to pay fixed rent with respect to the premises (i) for the four-month period commencing on the Commencement Date and terminating on the day immediately preceding the four-month anniversary of the Commencement Date, and (ii) the two-month period commencing on the first anniversary of the Commencement Date and ending on the day immediately preceding the fifteen-month anniversary of the Commencement Date; provided, however, that Tenant shall during such abatement period pay all other amounts due under this lease, including but not limited to, any additional rent payable pursuant to Article TWENTY-SIXTH of this lease and any service charges for electric current, water and overtime elevator or heat services.

TWENTY-NINTH: Tenant’s Option to Lease Additional Space. In the event that the space on the 5th floor of the building indicated by hatching on Exhibit “B” to this lease (the “Option Space”) becomes available by reason of the expiration or termination of the lease with any existing tenant (that is, the existing tenant in the Option Space shall not elect to renew or extend its lease on substantially the same economic terms as are contained in such existing tenant’s lease, which notice must be given by the existing tenant no later than June I, 2007, or if such existing Tenant’s lease shall otherwise terminate), then the Landlord shall offer such Option Space to the Tenant as herein set forth. The Landlord will give the Tenant notice of the availability of such Option Space, such notice to set forth the proposed rental rate for such space, rent escalation, utility payments and other terms on which the Landlord is offering such Option Space to the Tenant. If the Tenant shall desire to lease the Option Space, the Tenant shall give written notice of the Tenant’s acceptance of the Landlord’s notice not later than 20 days following receipt of the Landlord’s notice. If the Tenant shall give notice of its election to lease the Option Space, unless this lease shall meanwhile have been terminated in accord with the provisions hereof, an amendment to this lease shall be delivered to the Tenant with respect to the Option Space which shall reflect the rental terms and other terms set forth in the Landlord’s notice and which shall otherwise contain substantially the same terms as set forth herein with the exception of Article Twenty-Seventh wherever possible and shall provide for a term ending concurrently with this lease. The Tenant shall then have ten days to execute and return the amendment to the Landlord. If the Tenant does not accept the Landlord’s offer or does not execute and return the amendment to this lease) to the Landlord within ten days, the Landlord may thereafter lease such Option Space to a third-party; provided, however, that if within three months after the Option Space has been offered to the Tenant, the Landlord reduces the rent to an amount which is less than 90% of the rental rate and other financial terms for such space that the Option Space was originally offered to the Tenant, then the Landlord shall again offer the Option Space to the Tenant as provided in this agreement at the reduced rental rate. If the Landlord leases the Option Space to another tenant, and the Option Space thereafter becomes available during the term of this lease by reason of the expiration or termination of such lease, the Landlord shall again offer the Option Space to the Tenant in accordance with the terms set forth in this Article TWENTY-NINTH.

THIRTIETH: Tenant’s Option to Extend Lease. Provided that the (i) Tenant shall not be in default beyond the expiration of applicable notice and cure periods either at the time of giving the Renewal Notice or at the commencement of the Renewal Term, (ii) the Tenant shall not have exercised its option to terminate this lease pursuant to Article Thirty-First hereof, and (iii) in the event that the Landlord shall have offered to lease the Option Space to the Tenant pursuant to Article Twenty-Ninth of this lease, the Tenant shall have accepted such offer and shall have leased the Option Space, then the Tenant shall have the right to extend this lease for a period of five years (the “Renewal Term”) by giving the Landlord written notice (the “Renewal Notice”) of the Tenant’s election to do so not later than eighteen (I 8) months prior to the Expiration Date. The Renewal Term shall be on the same terms and conditions set forth herein, except as provided in this Article THIRTIETH and further provided that provisions of Articles TWENTY-SEVENTH, TWENTY-EIGHTH and TWENTY-NINTH shall not apply during the Renewal Term and the Landlord shall have no obligation to perform any work in the premises. In the event the Tenant shall extend the Lease as provided for in this Article for an additional five years, then commencing on the first day of the Renewal Term, the annual fixed rent payable hereunder shall be the fair market rental value of the premises, which for the purposes of this Article, shall be the fair market rental value determined in accordance with the provisions of the following paragraph, as of the date which is twenty (20) months prior to the Expiration Date (the “Renewal Term Rental Date”).

The parties shall have until seventeen (17) months prior to the Expiration Date to agree in writing on the fair market rental value of the premises. If the parties are unable to agree on such fair market rental value, then not later than sixteen (16) months prior to the Expiration Date, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser or agent with at least ten years’ full time commercial rental appraisal or leasing experience in the New York City rental market to appraise and set forth the fair market rental value of the premises. If a party does not appoint an appraiser or agent within ten (10) days after the other party has given notice of the name of its appraiser or agent, the single appraiser or agent appointed shall be the sole appraiser and shall set the fair market rental value of the premises. If the two appraisers or agents are appointed by the parties as stated in this paragraph, they shall meet promptly and shall be instructed to set the fair market rental value for the premises within thirty (30) days after the second appraiser or agent has been appointed, and if their two appraisals are within ten (10%) percent of each other, the fair market rental value shall be the average of the two appraisals. If the two appraisals are not within ten percent of each other, appraisers or agents shall attempt to agree upon a third appraiser or agent meeting the qualifications stated in this paragraph within five (5) days after the last day the two appraisers or agents are given to set such fair market rental value. If they are unable to agree on the third appraiser or agent, either of the parties to this Lease, by giving three (3) days’ notice to the other party, can file a petition with the American Arbitration Association, solely for the purpose of selecting a third appraiser or agent who meets the qualifications stated in this paragraph_ Each party shall bear half the cost of the American Arbitration Association appointing the third appraiser or agent and of paying the third appraiser or agent and of paying the third appraiser’s or agent’s fee. The third appraiser or agent, however selected, shall not be a person who has previously acted in any capacity for either party.

Within ten (10) days after the selection of the third appraiser, the Landlord’s and the Tenant’s appraiser shall each submit to the third appraiser its report and estimate of the fair market rental value of the premises, without preparing an additional report or investigation. Within thirty (30) days after receipt of the estimates from the two appraisers, the third appraiser shall select either the Landlord’s or the Tenant’s appraiser’s estimate of the fair market rental value of the premises. The third appraiser may not select any other rental value for the premises. The determination of the two appraisers, or the third appraiser, as the case may be, shall be in writing and shall be binding upon the Landlord and the Tenant.

In the event that by the commencement of the Renewal Term there has been no agreement between the Landlord and the Tenant and no determination as set forth herein, then until such agreement or determination as set forth herein, the Tenant shall pay annual fixed rent equal to the Landlord’s arbitrator’s estimate of the fair market rental value of the premises. Within thirty (30) days following the determination of the fair market rental value of the premises, the Tenant shall pay any amount owing to Landlord for such period, or the Landlord shall refund or credit any excess amount paid by Tenant against the installments of fixed rent next becoming due hereunder, as the case may be.

In addition to the annual fixed rent payable during the five year extension of the lease term, the Tenant shall, commencing January 1, 2010, continue to pay to the Landlord all additional rent payable pursuant to Article TWENTY-SIXTH of the Lease and in calculating all such additional rent, (i) the “Base Index” shall mean the Index as last published prior to the Renewal Term Rental Date; (ii) the “Base Year” shall mean the calendar year 2009, and (iii) the “Computation Date” and date on which statements shall be sent to the Tenant (as referred to in paragraph (d) of Article TWENTY-SIXTH) shall be the anniversaries of such dates as set forth in this lease.

THIRTY-FIRST: Tenant’s Option to Cancel Lease. The Tenant may cancel this lease on December 31, 2005 (the “Early Termination Date”), provided that the Tenant has (1) prior to December 31, 2004 (the “Early Termination Notice Date”), time being of the essence, given the Landlord written notice of such cancellation, and (ii) paid the Landlord $326,427.60.

In the event the Tenant gives such notice and makes such payment, this lease and the term hereof shall cease, terminate and come to an end as of the Early Termination Date with the same force and effect as if such date were the date fixed herein for the expiration of the term hereof, and thereupon on such date, the Tenant shall terminate its occupancy and quit, vacate and surrender the premises and remove its property and installation therefrom in accord with the terms of this lease, and its shall be lawful for the Landlord by summary proceedings or otherwise to recover possession of the premises.

Any such termination by the Tenant shall not be effective (i) unless the Tenant gives the notice and makes the payment specified above, all as required by the first paragraph of this Article, and (ii) all rent due and payable as of the Early Termination Date has been paid and (iii) the Tenant shall not be in default in the payment of rent, additional rent and all other amounts due under this lease beyond any applicable grace period on either the Early Termination Notice Date or the Early Termination Date, except for matters as to which there is a bona fide dispute.

In the event that the Tenant does not exercise its right, on or prior to the Early Termination Notice Date, time being of the essence, to cancel this lease pursuant to this Article, this lease shall remain in full force and effect and the Tenant shall have no further right or option to cancel this lease under this Article.

THIRTY-FIRST: Broker. The Tenant represents and warrants to the Landlord that all of the Tenant’s negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through Colliers ABR, Inc. real estate brokers. The Landlord agrees to pay any commission due to Colliers ABR, Inc. pursuant to the terms of a separate agreement. Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or finder except for Colliers ABR.

THIRTY-SECOND: Notices; Miscellaneous. (a) Any notice which is to be given by either party to the other pursuant to this lease shall be in writing and shall be given personally as follows: (i) if such notice is to be given by the Landlord to the Tenant, such notice shall be given by mail in the following manner: (x) notice may be given personally, by delivering the same to the Tenant at the premises or at any other place; or (y) notice may also be given personally at the premises by delivering same to the Tenant or any officer or partner of the Tenant; or (z) notice may also be given by registered or certified mail by depositing the notice, enclosed in an envelope addressed to the Tenant at its address given in this lease or at the premises, in any United States Post Office, postage and registry or certification fees prepaid; (ii) if such notice is to be given by the Tenant to the Landlord, the notice shall be given by registered or certified mail, by depositing the notice, enclosed in an envelope, addressed to the Landlord at 74 Trinity Place, New York, N.Y., or at such other place as the Landlord shall hereafter designate in writing, in any United States Post Office, postage and registry or certification fees prepaid. Any notice shall be deemed to have been given on the date when the same is delivered as above provided or, if given by mail, on the date three (3) business days after it is deposited as above provided in the United States Post Office.

(b) If Tenant is a corporation, partnership or trust, it shall keep in effect its existence and rights as a corporation or partnership or trust under the law of the state of its incorporation or formation and its right to own and lease property and transact business in the state in which the premises are situated during the entire time that it has any interest in the premises.

THIRTY-THIRD: Quiet Enjoyment. The Landlord covenants that, if the Tenant shall duly keep and perform all the terms and conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the premises for the term aforesaid, subject, however, to ground leases, underlying leases and mortgages as hereinbefore described, and to the lien, rights and estate by virtue of unpaid taxes of any government having jurisdiction of the premises of which the herein demised premises are a part. If the Landlord shall hereafter sell, exchange or lease the entire building or the land and the building wherein the premises are located, subject to this lease, or, being the lessee thereof, shall assign its lease, the grantee, lessee, or assignee thereof, as the case may be, shall, without further agreement by any party, be conclusively deemed to be the Landlord of this lease and to have assumed and undertaken to carry out all of the obligations hereof on the part of the Landlord to be performed, and the Tenant does hereby release the above named Landlord from any claim or liability arising or accruing hereunder subsequent to such transfer of ownership, for breach of the covenant of quiet enjoyment, or otherwise.

THIRTY-FOURTH: Year 2000 Compliance. The Landlord, to the best of its knowledge, is unaware of any building system that will be adversely affected by Year 2000 compliance issues.

THIRTY-FIFTH: Directory Listings. The Tenant shall be entitled to ten listings in the building’s directory.

THIRTY-SIXTH: Headings. The headings or titles of the various Articles or paragraphs of this lease are for reference and index purposes only, and none of them shall be taken into consideration or given any effect whatever in determining the meaning or scope of the paragraph to which any of them applies. The use of any pronoun referring to either of the parties to this lease shall be construed to include any or no gender and any number.

The terms, covenants and conditions contained in the foregoing lease shall be binding on, and shall enure to the benefit of the parties hereto, and their respective legal representatives, successors, and assigns, but no assignment made or purported to be made in violation of the provisions of this lease shall vest in such assignee any right or title in or to this lease or in or to the estate hereby created.

IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto, the day and year first above written.

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH 11 THE CITY OF NEW-YORK

Attest:
As to Landlord:

Controller

By:
Daniel Paul Matthews,
Rector

By:
Joseph T. Palombi
Executive Vice President of Real Estate

By:
Stephen D. Heyman
Director of Commercial Real Estate Leasing

By:
John A. McKegney
Chief Financial Officer

Attest:	SSB REALTY, INC.
As to Tenant:

/s/ C. P. Kowalski	By:	/s/ Thomas F. Catalodo

THOMPSON STREET
148'-2"
156'-7 3/4"
SERVICE ELEVATORS
PASSENGER ELEVATORS
86'-11 1/2"
AVENUE OF THE AMERICAS
191'-4 1/4"
WATTS STREET
N

All area measurements are approximate. All conditions and dimensions are to be verified on site.

NOTES

PLEASE INITIAL

EXHIBIT "A"

100
AVE OF THE
AMERICAS

5TH FLOOR PLAN

Date: 08/10/98 | No Scale

TRINITY
REAL ESTATE
PARISH OF TRINITY CHURCH
74 TRINITY PLACE, NY, NY 10006
(212) 602-0867

THOMPSON STREET
148'-2"
156'-7 3/4"
86'-11 1/2"
AVENUE OF THE AMERICAS
191'-4 1/4"
WATTS STREET
N
ll area measurements are approximate. All conditions and dimensions are to be verified on site.

NOTES

PLEASE INITIAL

EXHIBIT "B"

100
AVE OF THE
AMERICAS

5TH FLOOR PLAN

Date: 08/10/98 | No Scale

TRINITY
REAL ESTATE
PARISH OF TRINITY CHURCH
74 TRINITY PLACE, NY, NY 10006
(212) 602-0867

EXHIBIT C

WORK LETTER

Attached to and made part of lease dated as of             , 1998 between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW-YORK, Landlord, and SSB REALTY, INC., as tenant

Building:	100 Avenue of the Americas

Space:	Portion of 5th floor

It is agreed that, except as otherwise indicated, the following work is to be done to the demised premises by the Landlord at the Landlord’s expense:

1. The Landlord shall provide not less than ten (10) watts per sq. ft., of 3 phase electric power with disconnect switch and submeter, distribution of electricity within the Premises to be at the Tenant’s expense.

2. Premises to be delivered in compliance with New York City Local Law Number 76 regarding asbestos. Landlord shall deliver a Form ACP-5 to Tenant, subject to Tenant delivering to Landlord the plans necessary for Landlord to obtain same.

3. The Tenant will install two twenty ton units of air cooled conditioning equipment. All power and control wiring and all distribution ductwork to be installed by the Tenant, at its expense, subject to reimbursement pursuant to the provisions of Article TWENTY-SEVENTH hereof.

At all times during the term of this lease, the Tenant shall pay all electric costs incurred in the operation of all air conditioning equipment in the premises, furthermore, Tenant shall be responsible for the service contracts on such equipment after the expiration of the manufacturers’ warranties.

4. Landlord to deliver the sprinkler and heating, as they currently exist in the Premises, in good working order.

5. Landlord shall paint common corridor.

6. Properly secure all existing radiators to interior masonry wall. Repair interior window sills and spalled concrete to prepare same for application of new construction and/or finishes.

7. Landlord to provide connection points on floor for Local Law #5 fire safety lines to the fire command station.

It is stipulated and agreed that the foregoing constitutes the memorandum of repairs or decorations to be done by the Landlord referred to in the attached and all the work to be done by the Landlord in the demised premises, except as otherwise expressly provided in the attached lease.

It is further stipulated and agreed that the aforesaid work shall be commenced by the Landlord as soon as possible after the signing of the attached lease and the payment by the Tenant of the first installment of rent and the performance by the Tenant of any other obligations to be performed by the Tenant at the time of the signing of the lease and, except for painting of the common corridor (which shall be completed not later than one (1) month after the commencement of the Lease term), shall be completed with reasonable diligence within four (4) months after the commencement of the lease term, subject to delays of the sort in Article TWENTY-FIFTH, provided that the Landlord shall not be required to do the work on days or hours other than usual working days and hours in the trades in question.

Subject to the foregoing provisions the Landlord reserves the right, after according reasonable consideration to the Tenant’s wishes in the matter, to make all decisions as to the time or times when, the order and style in which said work is to be done, and the labor or materials to be employed therefor. The work shall be done, unless the Landlord otherwise directs, during the usual working hours observed by the trades in question. It is stipulated and agreed that in case the Landlord is prevented from commencing, prosecuting or completing said work, due to the Landlord’s inability to obtain or difficulty in obtaining the labor or materials necessary therefor, or due to any governmental requirements or regulations relating to the priority or national defense requirements, or due to any other cause beyond the Landlord’s control, or due to any change in the scope of the plans or specifications for the work being performed by Tenant, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual, constructive, total or partial eviction from the demised premises.

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW-YORK

By:
Stephen D. Heyman
Managing Director of Commercial Real Estate

SSB REALTY, INC.

By:	/s/ Thomas F. Cataldo

SCHEDULE A

100 AVENUE OF THE AMERICAS

GENERAL CLEANING (TENANT OCCUPIED OFFICES) - NIGHTLY (five times per week Monday through Friday excluding legal and union holidays).

1.	Sweep and dust mop all composition floors.

2.	Police all carpets and rugs nightly and vacuum clean same weekly (once per week).

3.	Empty and clean all wastepaper baskets, ashtrays and receptacles and replace liners.

4.	Remove wastepaper and waste materials to a designated area outside the premises and off the floor.

5.	Dust and wipe clean all furniture, fixtures and windowsills and horizontal surfaces.

6.	Dust and damp wipe all glass top furniture.

7.	Dust all chair rails, trim and similar objects.

8.	Dust all baseboards.

9.	Wash clean all water fountains.

10.	Upon completion of the nightly tours all lights shall be turned off, windows closed, doors locked and office left in a neat and orderly condition.

II. High dust once every three (3) months.

LAVATORY CLEANING - FIVE NIGHTS (IN CORE AND PUBLIC AREAS AND TENANTS EXECUTIVE LAVATORY)

1.	Sweep and wash all bathroom flooring with disinfectant.

2.	Wash and disinfect all basins, bowls and urinals, insides and outsides.

3.	Wipe clean all mirrors, powder shelves and bright work, including flush optometers and typing.

4.	Wash both sides of toilet seats with disinfectant.

5.	Dust all partitions, tile walls, dispensers and receptacles.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Remove wastepaper and refuse to a designated area outside the premises and off the floor.

8.	The lavatories shall be replenished twice a day. The filling and replenishing of toilet tissue holders, hand towel dispensers, toilet paper machines, liquid soap dispensers and sanitary napkin machines are the responsibility of the Landlord.

LAVATORIES - PERIODIC SERVICES

1.	Machine scrub bathroom floors once each month.

2.	Wash all partitions, tile walls and enamel services once each month.

3.	High dust once every three months.

SCHEDULE .B

Rules and Regulations

1. The Tenant shall not clean, nor require, permit or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction;

2. No sign or lettering shall be inscribed on any door, wall or window of the demised premises which is visible from the street or the portion of the building used in common by other tenants except such as may be approved in writing by the Landlord or its agents or designee, such approval not to be unreasonably withheld or delayed and except that the name of the Tenant may be displayed on or next to the entrance door of the demised premises. Landlord shall allow the Tenant ten listings in the building directory in the lobby of the building;

3. No additional locks or bolts shall be placed anywhere upon or within the demised premises or any on rooms therein, unless duplicate keys thereto be given to the Landlord and all such keys must, on the termination of this lease, be surrendered to the Landlord. The Tenant may install a card key access system on its entry door, but must provide a duplicate card to the Landlord;

4. The Landlord may exclude any persons visiting or attempting to visit the premises between 7 p.m. and 8 a.m. and on Saturdays, Sundays and the holidays recognized as such by the state or federal government unless such person shall be equipped with a pass signed by the Tenant and unless such person shall sign his/her name and the premises which he/she is to visit on the night report;

5. The sanitary and safety facilities used solely by the Tenant or by the Tenant in common with other occupants of the building of which the demised premises are a part shall be used only for the purposes for which they were constructed;

6. No signs, signals, devices, displays, sounds or advertisements visible or audible from the street or from the halls and other parts of the building used in common by the Tenant and other tenants shall be inscribed, erected or maintained unless the kind, style, location and manner thereof shall have been approved in writing by the Landlord, such approval not to be unreasonably withheld or delayed, and if any sign, signal, sound display or advertising be erected, made or inscribed without such approval, the Landlord may, after reasonable notice to the Tenant, remove the same and charge the cost of so doing to the Tenant as additional rent. Notwithstanding the preceding, the name of the Tenant may be displayed on or next to the entrance door of the demised premises. Subject to Article THIRD of the lease, the Landlord may remove any sign or signs or displays in order to paint the premises or any part of the building, or make any repairs, alterations or improvements in or upon the premises or building, or any part thereof, provided it causes the same to be removed and promptly replaced at the Landlord’s expense, whenever the said painting, repairs, alterations or improvements shall have been completed;

7. No advertising which, in the reasonable opinion of the Landlord, tends to impair the reputation of the building or its desirability as an office building, shall be published or caused to be published by the Tenant and, upon notice from the Landlord, the Tenant shall refrain from or discontinue such advertising;

8. Awnings, antennae, aerials, ventilating and air conditioning apparatus or other projections from the windows or outside walls of the demised premises shall not be erected or installed. All air conditioning apparatus installed in windows by the Tenant shall be so arranged that condensate does not drain on the outside of the building wall or into the street;

9. The lights, skylights, entrances, passages, courts, elevators, stairways, loading platforms, halls or any part of the building intended for the use in common by the Tenant and the other occupants thereof shall not be obstructed or encumbered. In the event of any such encumbrance or obstruction, the Landlord may remove the material causing such encumbrance or obstruction and cause it to be stored and charge the cost of doing so to the Tenant after reasonable notice to the Tenant;

10. No part of the premises or the building shall be marked, painted, drilled into, or in any way defaced except as otherwise permitted in this Lease. No laying of linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the demised premises shall be made; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; cement and other similar adhesive material shall not be used;

11. No part of the demised premises shall be used in a manner which, in the reasonable judgment of the Landlord, might cause structural injury to the building or its equipment;

12. The Tenant’s employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof;

13. No load shall be placed upon any floor of the building exceeding the floor load per square foot area which such floor was designed to carry, and all loads shall be evenly distributed. The existing floor load in the premises is approximately 250 pounds per square foot. The Landlord reserves the right to reasonably prescribe the weight and position of all safes, machinery and other personal property in the premises which must be placed so as to distribute their weight;

14. Nothing shall be thrown out of the windows or doors, or down the passages or skylights of the building, nor shall any of them be covered, obstructed or encumbered. No improper noises shall be made in the building, nor shall birds or animals be brought therein;

15. Where freight or service elevators are provided by the building and are in operation, all deliveries shall be made to or from the demised premises exclusively by means of such elevators;

16. Anyone doing janitorial work for the Tenant shall at all times be subject to order and direction by the superintendent of the building, although he shall not be the servant of either the superintendent or the Landlord;

17. No peddling, soliciting and canvassing shall be permitted in the premises or by the Tenant’s employees elsewhere in the building;

18. The Landlord may reasonably prescribe, and from time to time reasonably vary, the time for any removals or deliveries from or into the premises, at any time, and such prescriptions shall apply whether or not the material so removed or received is the property of the Tenant. Removals or deliveries of safes, machinery and any other heavy or bulky matter shall be done only upon written authorization of the Landlord and only in such manner and by such persons as may be reasonably acceptable to the Landlord, and the Landlord may require any further reasonable assurances or agreements or indemnity from the Tenant and the movers to that effect. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part;

19. The Tenant shall not knowingly permit its servants, employees, agents, visitors or licensees, at any time to bring or keep upon the premises any inflammable, combustible, corrosive or explosive fluid, chemical (other than commonly used cleaning products) or substance or cause or permit any unusual or objectionable odors to be produced upon or emanate from the premises;

20. The Tenant shall not use any other method of heating than that supplied by the Landlord; except as set forth in this lease;

21. No drilling in floors, walls or ceilings shall be done except in compliance with the terms of this lease and no such drilling shall be done during usual business hours unless authorized by the Landlord in writing;

22. No vending machine shall be installed or permitted to remain in the premises unless the Landlord shall first have given its specific written authorization for the installation of each such machine, which authorization shall not be unreasonably withheld or delayed. The Tenant shall not authorize or permit any vendor of sandwiches, coffee, or other foods, candies or beverages to enter the premises for the purpose of soliciting sales of such wares to the Tenant’s employees. This rule shall not be deemed to require the Landlord’s consent to or written authorization of entry upon the premises by suppliers of vending machines which have been specifically authorized by the Landlord.

23. The passenger and service elevators, other than automatic self-service elevators, if any, shall be operated only by employees of the Landlord, and must not in any event be interfered with by the Tenant, Tenant’s servants, employees, agents, visitors or licensees;

Regus
Instant Offices Worldwide

SERVIC_ AGREEMENT

	D	D	M	M	Y	Y
Agreement Date:	2	7	1	0	0	0

1a	REGUS – REGISTERED ADDRESS

REGUS PARIS S.A.

72, rue du Faubourg St Honoré
75008 Paris
France

1b	REGUS –72 FAUBOURG SAINT HONORE

REGUS
72, rue du Faubourg St Honoré
75008 Paris – France
Bank details : BNP
37, avenue des Champs-Elysées – 75 008 Paris
Account number : 30004 00804 10031897-36
SWIFT number : BNPAFRPPPCE

2a	CLIENT – REGISTERED ADDRESS
COMPANY NAME: SSB INVESTMENTS, INC.	
CONTACT/TITLE: MR THOMAS O'NEIL	
ADDRESS : 100 AVENUE OF THE AMERICAS	
POST CODE: 10013	CITY: NEW YORK
COUNTY:	COUNTRY: USA
TELEPHONE: 001 212 965 4414	
FAX:	

2b	CLIENT – INVOICING ADDRESS (if different)
COMPANY NAME : STATE STREET BANK	
CONTACT/TITLE: MR JOHN ELSBY	
ADDRESS: ONE ROYAL EXCHANGE STEPS	
ROYAL EXCHANGE	
POST CODE: EC3V 3RT	CITY: LONDON
COUNTY:	COUNTRY: UK
TELEPHONE: 020 7369 4683	
FAX: 020 7369 3275	

3	FOR COMPANY USE ONLY						
Office number		505					
Service Retainer*		FF	30 800				
Basic Monthly Charge*		FF	15400				
*VAT	19,6 %	D	D	M	M	Y	Y
Start Date		0	1	1	1	0	0
Term		12 months					

COMMENTS: service guide given to the client the 26/10

The client shall receive a 10% corporate discount as stated in

His PCA. This shall bring his monthly rate to FF : 13 860 ex VAT

Under this Service Agreement (same terms and conditions except designation of the office and it's monthly rate) the Client can transfer to any other available office (for 2 or 4 people) better suited to his needs, without any penalty.

The client will benefit from a right of first priority on the next 2 or 4 people office space becoming available in the future on this site.

The client should exercise its first priority right within a period of 72 hours from notice.

A car park space to be provided at 2000 FF ex VAT / month.

This **Service Agreement** (hereafter SA) is made between the Client whose name appears in 2a above (hereafter "Client") and Regus whose registered name and address appear in 1a (hereafter "Regus"). Under this SA Regus offers the Client a range of business services including the use of office numbers (hereafter premises) for the term as described in 3 above (subject to the payment of the monthly charges, also in 3 above) and in accordance with the terms and conditions contained on the back of this agreement in the Regus location described in 1b above (hereafter Regus area).

This SA shall be governed by French law and	the courts in France shall have any jurisdiction fo	olving any dispute between the parties.

REGUS	CLIENT
Name (printed): Nathalie Nelken	Name (printed): Charles C. Cutrell, III
Title : ASM	Title: CLERK
Date: January 26, 2001	Date: January 24, 2001
Signature: [signature]	Signature: [signature]

TERMS AND CONDITIONS

1. The term described in 3 can be extended for a further period at the sole discretion of Regus. Regus requires three months notice before the end of the term if the Client wishes to terminate the occupation. In the case of termination by Regus, three months notice will be given. If no notice to terminate the occupation has been received by either party, the term will be automatically extended by further periods of three months each until notice of termination is received. If Regus is unable to deliver possession of any premises or area to be provided at the commencement of the Term, Regus will not be liable for any resulting damage, nor will Regus be affected, except that client will not have to pay the basic charge (as hereinafter defined) until Regus can deliver possession.

2. Client will pay the basic monthly charge as specified herein (hereafter Basic Charge), monthly in advance on the first day of each month along with any and all other service charges. Client will pay on any installment of basic charge, or any other charge which is not paid within ten (10) days after the date on which it is due, a late charge calculated at 4% above current prime lending rate at local bank.

3. Client agrees that:
(a) If Client vacates or abandons the premises, or if Client is dispossessed by process of law or otherwise, personal property belonging to Client and left on premises will be considered abandoned or, at Regus' option, Regus may store it in Client's name, at Client's cost and without notice to Client.

(b) Client will use premises for general office purposes and for no other purpose (i.e. not to use premises for retailing nor as a shop for a craftsman who is in contact with the general public). Client agrees that Client will not offer or use premises to provide to others services provided by Regus to Regus clients, nor make nor permit use of premises which is forbidden by law or regulation, or may be hazardous or unsafe, or may invalidate or increase the premium of any policy of insurance carried on the Regus Area or may tend to impair the character, reputation, appearance or operation of the Regus Area.
(c) By taking possession of premises, Client acknowledges that they are in good order and condition. Client will maintain premises in good condition and repair, will not make holes in walls for any reason, or cause or permit premises to be damaged or defaced. Client will make no alternation or additions to premises without Regus' prior written consent. Client will not erect or display any posters, advertisements, notices or placards so that they are visible from outside the premises or building. Client will return premises and any furniture and equipment contracted for hereunder at the end of the Term, (or, when appropriate, at the end of each usage) in as good condition and repair as when Client received premises or such furniture or equipment, as the case may be, normal wear and tear excepted. Regus may, but is not required to, make repairs or replacements for Client's account, and Client will pay to Regus all costs and expenses thereof upon demand.
(d) Client has no right to and will not attempt to assign premises or SA or permit their occupancy by any person except Client's employees and business invitees.
(e) Regus has the right at any time, and upon reasonable notice, to enter premises to inspect them, to provide services to be furnished by Regus, to make repairs and alterations to premises or other portions of the Regus Area, and to show premises to prospective clients.
(f) Should Client continue in possession of premises after expiration of Term or any other termination and without Regus's consent, such possession shall be subject to the provisions of this SA and Client shall be obliged to pay a basic charge and any other service charges, computed at an amount equal to two (2) times the basic charge in effect at the time of such termination, until such possession is surrendered. Regus shall be entitled to exercise all remedies available to Regus on account of such continued possession, and Client's obligation to pay such doubled charges shall be in addition and without prejudice to other such remedies.
(g) Client will comply with all rules, regulations and requirements of the Building in which Regus Area and premises are located and with other reasonable rules and regulations established by Regus and relating to the premises and Client's use thereof. Regus will have no responsibility to Client for violation of any provisions or rules and regulations by any other Client of Regus.
(h) Client will defend, indemnify, and hold harmless Regus and its respective officers, employees and agents, from any and all claims, liability, or loss, and all damages, direct or consequential, incurred by Regus, Client, authorized persons or any other person, and all costs and expenses including attorney's fees arising in any manner, directly or indirectly, out of or in connection with or incident to (i) any injury to or death of persons including, but not limited to, Client, Authorized persons, and employees and invitees of any of them, occurring on or about premises, or (ii) the furnishing to, or use by, Client, Authorized Persons, or employees and invitees of any of them, of any services or facilities (which term as used herein includes occupancy of the premises) hereunder. Client shall maintain adequate insurance for the foregoing.

(i) All services (which includes occupancy of the premises) provided pursuant to SA are furnished without warranty of any sort whatsoever. Client's sole remedy, and Regus' sole obligation, for any failure to render any service or facility, any error or omission, or any delay or interruption with respect thereto is limited to an adjustment to Client's billing and to refund to client an amount equal to the charge for such service for the period during which the failure, delay or interruption continues. (For example, if a document is improperly copied, Client's billing will be reduced by the amount charged for one copy).

(j) Client will not bring in or keep animals of any kind in the premises.

4. Subject to paragraph 3 above, Client is hereby authorized to use the address of Regus as Client's business address. In the event Client's use of this address terminates, it will be Client's responsibility to notify all parties of termination of the use of the above described address. In the event that this SA terminates or any or all charges are not kept current, Regus may terminate Client's right to use the address and at Regus' election and upon reasonable notice may either (i) return all mail to senders or (ii) destroy said mail.

5. If Client does not pay any sum payable by Client to Regus within fourteen (14) days after it becomes due and payable, or if Client fails to perform any of Client's other agreements and does not cure such other failure within fourteen (14) days after written notice to Client from Regus, or if the Client being a company shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or being an individual shall have a receiving order made against him or become bankrupt, Regus will have the right, with or without notice to Client, in addition to and not in lieu of other remedies available, to terminate all of Client's rights under SA, or such other rights as Regus designates in the written notice. If Client's rights under SA are so terminated, Regus may, after complying with any applicable requirements of law, take possession of premises. Upon any such action by Regus, Client will remain liable for all obligations which have previously accrued, and, will have to pay an indemnity equal to 3 months basic monthly charges or the basic monthly charge of the unexpired term whichever is greater.

6. Upon execution of SA, Client shall pay to Regus the amount listed on the applicable schedule as a refundable service retainer (hereafter Retainer). If Client fails to perform any of Client's obligations hereunder when performance is due, or abandons premises, Regus may apply the retainer to the payment of any Basic Charge or any other payment due from Client, or any sum which may be spent or be required to be spent due to Client's failure. Upon written demand by Regus, Client will pay to Regus any amount so applied that the Retainer is replenished. If at the end of the term Client has performed all of the provisions of SA, the retainer, or any remaining balance, will be returned to Client without interest within 60 days. It is agreed that the Owner may exercise lien over goods and property left at the Suite in respect to any unpaid rent or other sums due under the terms of this Agreement.

7. Client shall comply with all laws, permit and licensing rules and any other requirement regulating the conduct of Client's business.

8. Client agrees that during the Term of this Agreement and for six (6) months after its termination Client will not offer employment to or hire any of the employees of Regus. If Client does not keep that agreement, Client will be liable to Regus for damages in the sum of one hundred percent (100%) of the annual compensation of each employee involved, it being mutually agreed by Client and Regus that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by Regus as the result of a failure to keep the agreement would be, from the nature of the case, impracticable or extremely difficult to assess.

9. In the event of any legal action or proceeding by Client or Regus against the other under SA, the prevailing party shall be entitled to recover all expenses and costs, including attorneys' fees and costs of appeal, if any, in such amount as is reasonable.

10. All notices by Client or Regus to the other must be in writing. Notices to Client will be considered given if delivered personally to one of Client's officers or mailed by registered or certified mail, postage prepaid, addressed to Client at premises. Notices to Regus will be considered given if mailed by registered or certified mail, postage prepaid, to Regus at Regus' address set forth in the applicable schedule (1a), or such other address as Regus shall designate to Client in writing.

11. The invalidity or unenforceability of any provision hereof shall not affect or impair the validity or any other provision. No waiver of any default of Client shall be implied from any failure by Regus to take action with respect to such default.

12. This SA supersedes any prior agreement and embodies the entire agreement between Client and Regus relative to its subject matter, and may not be modified, changed or altered in any way except in writing. SA shall be interpreted and enforced in accordance with the laws of France.

13. This SA can be transferred to any other Regus centre worldwide, subject to availability and completion of an applicable new SA. This SA entitles the Client to 3 days complimentary office use at any other Regus centre worldwide, subject to availability.

The Client confirms having read and agreed to all the terms and conditions.

Regus
Instant Offices Worldwide

SERVIC~~ AGREEMENT

	D	D	M	M	Y	Y
Agreement Date:	2	7	1	0	0	0

1a	REGUS – REGISTERED ADDRESS
	REGUS PARIS S.A. 72, rue du Faubourg St Honoré 75008 Paris France

1b	REGUS –72 FAUBOURG SAINT HONORE
	REGUS 72, rue du Faubourg St Honoré 75008 Paris – France **Bank details : BNP** 37, avenue des Champs-Elysées – 75 008 Paris Account number : 30004 00804 10031897-36 SWIFT number : BNPAFRPPPCE

2a	CLIENT – REGISTERED ADDRESS
	COMPANY NAME: SSB INVESTMENTS, INC.
	CONTACT/TITLE: MR THOMAS O'NEIL
	ADDRESS : 100 AVENUE OF THE AMERICAS
	POST CODE: 10013 CITY: NEW YORK
	COUNTY: COUNTRY: USA
	TELEPHONE: 001 212 965 4414
	FAX:

2b	CLIENT – INVOICING ADDRESS (if different)
	COMPANY NAME : STATE STREET BANK
	CONTACT/TITLE: MR JOHN ELSBY
	ADDRESS: ONE ROYAL EXCHANGE STEPS
	ROYAL EXCHANGE
	POST CODE: EC3V 3RT CITY: LONDON
	COUNTY: COUNTRY: UK
	TELEPHONE: 020 7369 4683
	FAX: 020 7369 3275

3	FOR COMPANY USE ONLY						
Office number		505					
Service Retainer*		FF	30 800				
Basic Monthly Charge*		FF	15400				
*VAT	19,6 %	D	D	M	M	Y	Y
Start Date		0	1	1	1	0	0
Term		12 months					

COMMENTS: service guide given to the client the 26/10
The client shall receive a 10% corporate discount as stated in
His PCA. This shall bring his monthly rate to FF : 13 860 ex VAT
Under this Service Agreement (same terms and conditions except designation of the office and it's monthly rate) the Client can transfer to any other available office (for 2 or 4 people) better suited to his needs, without any penalty.
The client will benefit from a right of first priority on the next 2 or 4 people office space becoming available in the future on this site.
The client should exercise its first priority right within a period of 72 hours from notice.
A car park space to be provided at 2000 FF ex VAT / month.

This Service Agreement (hereafter SA) is made between the Client whose name appears in 2a above (hereafter "Client") and Regus whose registered name and address appear in 1a (hereafter "Regus"). Under this SA Regus offers the Client a range of business services including the use of office numbers (hereafter premises) for the term as described in 3 above (subject to the payment of the monthly charges, also in 3 above) and in accordance with the terms and conditions contained on the back of this agreement in the Regus location described in 1b above (hereafter Regus area).

This SA shall be governed by French law and ne courts in France shall have any jurisdiction fr ɔlving any dispute between the parties.

REGUS	CLIENT
Name (printed): Nathalie Nelken	Name (printed): Charles C. Cutrell, III
Title : ASM	Title: CLERK
Date:	Date: . January 24, 2001
Signature:	Signature:

TERMS AND CONDITIONS

1. The term described in 3 can be extended for a further period at the sole discretion of Regus. Regus requires three months notice before the end of the term if the Client wishes to terminate the occupation. In the case of termination by Regus, three months notice will be given. If no notice to terminate the occupation has been received by either party, the term will be automatically extended by further periods of three months each until notice of termination is received. If Regus is unable to deliver possession of any premises or area to be provided at the commencement of the Term, Regus will not be liable for any resulting damage, nor will Regus be affected, except that client will not have to pay the basic charge (as hereinafter defined) until Regus can deliver possession.

2. Client will pay the basic monthly charge as specified herein (hereafter Basic Charge), monthly in advance on the first day of each month along with any and all other service charges. Client will pay on any installment of basic charge, or any other charge which is not paid within ten (10) days after the date on which it is due, a late charge calculated at 4% above current prime lending rate at local bank.

3. Client agrees that:
(a) If Client vacates or abandons the premises, or if Client is dispossessed by process of law or otherwise, personal property belonging to Client and left on premises will be considered abandoned or, at Regus' option, Regus may store it in Client's name, at Client's cost and without notice to Client.

(b) Client will use premises for general office purposes and for no other purpose (i.e. not to use premises for retailing nor as a shop for a craftsman who is in contact with the general public). Client agrees that Client will not offer or use premises to provide to others services provided by Regus to Regus clients, nor make nor permit use of premises which is forbidden by law or regulation, or may be hazardous or unsafe, or may invalidate or increase the premium of any policy of insurance carried on the Regus Area or may tend to impair the character, reputation, appearance or operation of the Regus Area.
(c) By taking possession of premises, Client acknowledges that they are in good order and condition. Client will maintain premises in good condition and repair, will not make holes in walls for any reason, or cause or permit premises to be damaged or defaced. Client will make no alteration or additions to premises without Regus' prior written consent. Client will not erect or display any posters, advertisements, notices or placards so that they are visible from outside the premises or building. Client will return premises and any furniture and equipment contracted for hereunder at the end of the Term, (or, when appropriate, at the end of each usage) in as good condition and repair as when Client received premises or such furniture or equipment, as the case may be, normal wear and tear excepted. Regus may, but is not required to, make repairs or replacements for Client's account, and Client will pay to Regus all costs and expenses thereof upon demand.
(d) Client has no right to and will not attempt to assign premises or SA or permit their occupancy by any person except Client's employees and business invitees.
(e) Regus has the right at any time, and upon reasonable notice, to enter premises to inspect them, to provide services to be furnished by Regus, to make repairs and alterations to premises or other portions of the Regus Area, and to show premises to prospective clients.
(f) Should Client continue in possession of premises after expiration of Term or any other termination and without Regus's consent, such possession shall be subject to the provisions of this SA and Client shall be obliged to pay a basic charge and any other service charges, computed at an amount equal to two (2) times the basic charge in effect at the time of such termination, until such possession is surrendered. Regus shall be entitled to exercise all remedies available to Regus on account of such continued possession, and Client's obligation to pay such doubled charges shall be in addition and without prejudice to other such remedies.
(g) Client will comply with all rules, regulations and requirements of the Building in which Regus Area and premises are located and with other reasonable rules and regulations established by Regus and relating to the premises and Client's use thereof. Regus will have no responsibility to Client for violation of any provisions or rules and regulations by any other Client of Regus.
(h) Client will defend, indemnify, and hold harmless Regus and its respective officers, employees and agents, from any and all claims, liability, or loss, and all damages, direct or consequential, incurred by Regus, Client, authorized persons or any other person, and all costs and expenses including attorney's fees arising in any manner, directly or indirectly, out of or in connection with or incident to (i) any injury to or death of persons including, but not limited to, Client, Authorized persons, and employees and invitees of any of them, occurring on or about premises, or (ii) the furnishing to, or use by, Client, Authorized Persons, or employees and invitees of any of them, of any services or facilities (which term as used herein includes occupancy of the premises) hereunder. Client shall maintain adequate insurance for the foregoing.

(i) All services (which includes occupancy of the premises) provided pursuant to SA are furnished without warranty of any sort whatsoever. Client's sole remedy, and Regus' sole obligation, for any failure to render any service or facility, any error or omission, or any delay or interruption with respect thereto is limited to an adjustment to Client's billing and to refund to client an amount equal to the charge for such service for the period during which the failure, delay or interruption continues. (For example, if a document is improperly copied, Client's billing will be reduced by the amount charged for one copy).

(j) Client will not bring in or keep animals of any kind in the premises.

4. Subject to paragraph 3 above, Client is hereby authorized to use the address of Regus as Client's business address. In the event Client's use of this address terminates, it will be Client's responsibility to notify all parties of termination of the use of the above described address. In the event that this SA terminates or any or all charges are not kept current, Regus may terminate Client's right to use the address and at Regus' election and upon reasonable notice may either (i) return all mail to senders or (ii) destroy said mail.

5. If Client does not pay any sum payable by Client to Regus within fourteen (14) days after it becomes due and payable, or if Client fails to perform any of Client's other agreements and does not cure such other failure within fourteen (14) days after written notice to Client from Regus, or if the Client being a company shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or being an individual shall have a receiving order made against him or become bankrupt, Regus will have the right, with or without notice to Client, in addition to and not in lieu of other remedies available, to terminate all of Client's rights under SA, or such other rights as Regus designates in the written notice. If Client's rights under SA are so terminated, Regus may, after complying with any applicable requirements of law, take possession of premises. Upon any such action by Regus, Client will remain liable for all obligations which have previously accrued, and, will have to pay an indemnity equal to 3 months basic monthly charges or the basic monthly charge of the unexpired term whichever is greater.

6. Upon execution of SA, Client shall pay to Regus the amount listed on the applicable schedule as a refundable service retainer (hereafter Retainer). If Client fails to perform any of Client's obligations hereunder when performance is due, or abandons premises, Regus may apply the retainer to the payment of any Basic Charge or any other payment due from Client, or any sum which may be spent or be required to be spent due to Client's failure. Upon written demand by Regus, Client will pay to Regus any amount so applied that the Retainer is replenished. If at the end of the term Client has performed all of the provisions of SA, the retainer, or any remaining balance, will be returned to Client without interest within 60 days. It is agreed that the Owner may exercise lien over goods and property left in the Suite in respect to any unpaid rent or other sums due under the terms of this Agreement.

7. Client shall comply with all laws, permit and licensing rules and any other requirement regulating the conduct of Client's business.

8. Client agrees that during the Term of this Agreement and for six (6) months after its termination Client will not offer employment to or hire any of the employees of Regus. If Client does not keep that agreement, Client will be liable to Regus for damages in the sum of one hundred percent (100%) of the annual compensation of each employee involved, it being mutually agreed by Client and Regus that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by Regus as the result of a failure to keep the agreement would be, from the nature of the case, impracticable or extremely difficult to assess.

9. In the event of any legal action or proceeding by Client or Regus against the other under SA, the prevailing party shall be entitled to recover all expenses and costs, including attorneys' fees and costs of appeal, if any, in such amount as is reasonable.

10. All notices by Client or Regus to the other must be in writing. Notices to Client will be considered given if delivered personally to one of Client's officers or mailed by registered or certified mail, postage prepaid, addressed to Client at premises. Notices to Regus will be considered given if mailed by registered or certified mail, postage prepaid, to Regus at Regus' address set forth in the applicable schedule (1a), or such other address as Regus shall designate to Client in writing.

11. The invalidity or unenforceability of any provision hereof shall not affect or impair the validity or any other provision. No waiver of any default of Client shall be implied from any failure by Regus to take action with respect to such default.

12. This SA supersedes any prior agreement and embodies the entire agreement between Client and Regus relative to its subject matter, and may not be modified, changed or altered in any way except in writing. SA shall be interpreted and enforced in accordance with the laws of France.

13. This SA can be transferred to any other Regus centre worldwide, subject to availability and completion of an applicable new SA. This SA entitles the Client to 3 days complimentary office use at any other Regus centre worldwide, subject to availability.

The Client confirms having read and agreed to all the terms and conditions.

EXHIBIT B

Included Furnishings

Tech Equipment

HP LaserJet Color Printer 5500

HP LaserJet Printer 5100

HP LaserJet Printer 5100 (not connected or in use)

Dell Optiplex desktop computer (for lobby Projector)

InFocus Projector (Lobby)

In focus Projector (Conference Room)

Dell Optiplex GX280 Desktop computer (spare work station)

Dell LCD Monitor

Brother IntelleFax 4100 Fax machine

Cisco Catalyst 5505 Switch

Cisco Catalyst 5505 Switch

ComPaq Desktop (running access control software)

IBM LCD Monitor

Geoffrey Door access system

Non-functional Powerware UPS for LAN room

Wrightline server racks

Lucent phone equipment & related pc/server & monitor

Furniture/Fixtures/Equipment

Workstations	48
Red Desk Chairs	10
Black Desk Chairs	10
Patterned Desk Chairs	35
Training Room Chairs	15
Training Room Tables	8
40 inch Round Tables	2
2 drawer file cabinets	20
3 drawer file cabinets	25
Microwave ovens	2
Toaster oven	1
Water Dispenser	1
Small refrigerator	1
Large refrigerator	1
Misc whiteboards
Trash barrels
Safe
HVAC units	(Described Below)

All furniture, storage, bookcases & chairs in Offices (As depicted below)

Reception area: Reception Desk, reception chairs (4), small table, Storage cabinets (as depicted below)

Large Conference Room: Table, Herman-Miller chairs (12), white boards, file cabinets, drop-down projection screen.

Small Conference Room: Table & chairs (4)

Furnishings are depicted as follows:

In addition to the foregoing, the following described HVAC system, along with all obligations to maintain such system, is hereby conveyed as part of the Included Furnishings:

LOCATION	UNIT	MODEL #	SERIAL #	TONNAGE
AC-1	TASK	TSS204CAV	M06-05301
AC-2	TASK	TSS204CAV (TOP-	L08-06602
MER-5th FLOOR	LIEBERT	MMEO60A		5
COMPUTER ROOM	LIEBERT	MMEO60A		5
MER-5th FLOOR	SPLIT-AIR FAN	24L4BP		7000 CFM
MER-5th FLOOR	SPLIT-AIR FAN	24L4BP		7000 CFM

EXHIBIT C

Subleased Premises

EXHIBIT D

Percentage Escalation

Period	Month/Year — Month/Year	Fixed Rent	Percentage Escalation	Escalated Rent*
1	1/1/2012-12/31/2012	$655,746	$0	$655,746.00
2	1/1/2013-12/31/2013	$655,746	$18,033.02	$673,779.02
3	1/1/2014-12/31/2014	$655,746	$36,561.94	$692,307.94
4	1/1/2015-12/31/2015	$655,746	$55,600.41	$711,346.41
5	1/1/2016-12/30/2016	$655,746	$75,162.43	$730,908.43

*	Does not include tax escalations on account of increases in real property taxes

PAYMENT GUARANTY

FOR VALUE RECEIVED and in consideration for, and as an inducement to DST REALTY OF NEW YORK, INC. (“Sublessor”), to make and enter into that certain Sublease Agreement (“Sublease”) dated April 12, 2012 with CRITEO Corp., a Delaware corporation (“Sublessee”) the undersigned guarantor, CRITEO, SA, a corporation located in Paris, France (the “Guarantor”), does hereby, unconditionally guarantee the full and prompt payment of sums to be paid by Sublessee, its successors and assigns, pursuant to the Sublease and agrees to pay all of Sublessor’s expenses, including reasonable attorneys’ fees, incurred in enforcing said obligations, or incurred in enforcing this guaranty. Guarantor further agrees that its liability under this guaranty shall be continuing, absolute, unconditional and primary and that this guaranty shall remain in full force and effect until Sublessee shall have fully and satisfactorily discharged all of its obligations to Sublessor under the Sublease and further that Sublessor may, at Sublessor’s option, proceed against Guarantor with or without having commenced any action against or having obtained any judgment against Sublessee or any assignee of Sublessee.

Each and every default by the Sublessee under the terms of the Sublease shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

This guaranty and the liability hereunder shall in no wise be affected or impaired by the creating of or any compromise, settlement, release, renewal, extension, indulgence, change in or modification of any of the obligations and liabilities of the Sublessee under the Sublease (and the Sublessor is hereby expressly authorized by Guarantor to make the same from time to time without notice to anyone) or by any redelivery, repossession, surrender or destruction of the Subleased Premises (as defined in the Sublease) in whole or in part, or by any failure, neglect or omission on the part of the Sublessor to realize upon any obligations or liabilities of the Sublessee. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Sublessor at any time other than to have made a written demand on the Sublessee for the payment that is then due and not to have received such payment for a period exceeding the applicable cure period provided under the Sublease, or to resort for payment to any other persons or corporations, their properties or assets or to any security, property or other rights or remedies whatsoever and the Sublessor shall have the right to enforce this guaranty irrespective of whether or not proceedings or steps are pending, seeking resort to or realization upon or from any of the foregoing.

All diligence in the collection of rentals by the Sublessor from the Sublessee, and all notices of any default by the Sublessee under the Sublease and any and all notices of acceptance of this guaranty or of reliance by Sublessor upon this guaranty are hereby expressly waived by Guarantor. The Sublease shall be conclusively presumed to have been created and contracted in reliance upon this guaranty.

The payment by Guarantor of any amount pursuant to this guaranty shall not in any wise entitle Guarantor (whether by way of subrogation or otherwise) to any right of possession of the Subleased Premises or any other right, title or interest under the Sublease.

No act of commission or omission of any kind or at any time upon the part of the Sublessor in respect of any matter whatsoever shall in any way affect or impair this guaranty.

Guarantor expressly agrees that its obligations under this guaranty shall (1) be absolute and unconditional irrespective of (a) any insolvency, bankruptcy or reorganization, or dissolution of Sublessee, (b) the validity, genuineness, regularity or enforceability of the obligations of Sublessee contained in the Sublease, (c) the absence of any action to enforce such obligations, (d) any waiver or consent with respect to any of the provisions of the Sublease, or (e) any amendment, modification, consolidation, extension or renewal of the Sublease, whether or not consented to by Guarantor; and (2) constitute an absolute, unconditional, present and continuing guaranty of performance and payment and not of collection and not be in any way conditioned or contingent upon any attempt to enforce performance by, or to collect from Sublessee or any other condition or contingency.

Guarantor expressly waives any and all presentment, demand, protest and notice whatsoever, and (to the extent it may lawfully do so) the benefit of any provision of law which is or might be in conflict with the terms of this guaranty. The obligations of Guarantor shall not be affected by any action taken by Sublessor in the exercise of any right or power conferred by law or otherwise, or by any failure or omission on the part of Sublessor to enforce any rights given by law or conferred thereby, or to take any other action thereunder, or by any waiver of any such right or other action by Sublessor or by any action of Sublessor in granting indulgence or extension to Sublessee, or by any waiver by Sublessor of any notice under the provisions of the Sublease. No proceedings taken for the enforcement of the Sublease shall affect the obligations of Guarantor hereunder; nor shall the giving, taking or enforcement of any other additional security, collateral, or guaranty for the performance of Sublessee under the Sublease operate to prejudice, waiver, or affect the security of this guaranty of any rights, powers, or remedies hereunder; nor shall Sublessor be required first to look to, enforce or exhaust such other or additional security, collateral, or guaranty.

Guarantor expressly agrees that no right, power or remedy in this guaranty or in the Sublease conferred upon Sublessor is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall, to the extent permitted by law, be cumulative and shall be in addition to every other remedy given under this guaranty or the Sublease, or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.

Guarantor expressly agrees that if Sublessee shall be (a) merged with or into or consolidated or amalgamated with another person, firm, corporation or other entity, or (b) dissolved voluntarily or involuntarily, Guarantor’s obligation of guaranty hereunder shall continue in full force and effect and apply to the performance by all successors and assigns of the obligations of Sublessee under the Sublease with the same force and effect as such guaranty as set forth above with respect to Sublessee, unless in connection with such sale, assignment, transfer, merger, consolidation, amalgamation or dissolution, Guarantor has been expressly released in writing from its guaranty hereunder by Sublessor.

Guarantor expressly agrees that the obligations covered by this guaranty include all obligations and liabilities of Sublessee under the Sublease to Sublessor under the Sublease now existing or hereafter coming into existence, and any renewals or extensions, in whole or in part, of any of said obligations and liabilities heretofore described, together with all damages, losses, costs, interest, charges, expenses (including attorneys’ fees), and liabilities of every kind, nature and description, to the extent same are obligations and liabilities arising under the Sublease to Sublessor.

The Sublessor may without any notice whatsoever to anyone, sell, assign or transfer all of its right, title and interest as Sublessor under the Sublease or all of its right, title and interest in and to the rents and other sums at any time due and to become due under the Sublease, and in such event each and every immediate and successive assignee or transferee of the right, title and interest of the Sublessor shall have the right to enforce this guaranty by suit or otherwise for the benefit of such assignee or transferee as fully as if such assignee or transferee were herein by name specifically given such right, power and benefit.

This guaranty and every part thereof shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Sublessor and its successors and assigns.

Any notice to, or demand on, Guarantor elected to be given or made by Sublessor shall be deemed effective on the date signed for or rejected or returned as undeliverable if sent by certified mail, return receipt requested or by a nationally recognized overnight service providing evidence of delivery, addressed to the Guarantor at:

Criteo, SA

Attention: General Counsel

411 High Street

Palo Alto, CA 94301,

or such other address supplied by Guarantor with the same effect as if the same was actually delivered to, and received by, Guarantor in person.

Guarantor waives a trial by jury and the right to interpose counterclaims or set-offs of any kind and description in any litigation arising out of or relating to said obligations or said liabilities or the matters contained in this guaranty. Sublessor shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Sublessor and then only to the extent therein set forth. The waiver by Sublessor of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Sublessor would otherwise have had on any future occasion. No executory agreement shall be effective to change or modify or to discharge in whole or in part this guaranty unless such executory agreement is in writing and signed by Sublessor. Guarantor shall be bound and liable hereunder.

In the event any clause or provisions of this guaranty shall be invalid or void for any reason, such invalid or void clause or provisions shall not affect the whole of this guaranty and the balance of the provisions herein shall remain in full force and effect, subject to the terms of the Sublease.

Whenever the context hereof shall require, the masculine pronoun includes the feminine and neuter and the singular number includes the plural and vice versa.

This guaranty shall be construed in accordance with the laws of the State of New York.

Guarantor represents and warrants that the person executing this guaranty has been duly authorized to do so.

The terms and provisions of this Guaranty are limited by Section 28 of the Sublease.

This guaranty may not be amended orally and may be amended in writing only if Sublessor shall sign such amending instrument as a party thereto.

This guaranty shall be enforceable against the Guarantor until 11:59 P.M. on December 30, 2017.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Guarantor has executed this guaranty as of this 5th day of April, 2012.

Criteo, SA, a corporation located in Paris, France

By:	/s/ Jean-Baptiste Rudelle

“Guarantor(s)”

By:	Jean-Baptiste Rudelle,
as Chief Executive Officer, Criteo SA

PERFORMANCE GUARANTY

FOR VALUE RECEIVED and in consideration for, and as an inducement to DST REALTY OF NEW YORK, INC. (“Sublessor”), to make and enter into that certain Sublease Agreement (“Sublease”) dated April 12, 2012 with CRITEO Corp., a Delaware corporation (“Sublessee”) the undersigned guarantor, CRITEO, SA, a corporation located in Paris, France (the “Guarantor”), does hereby, unconditionally guarantee the full and prompt performance and observance of all of the conditions, covenants and agreements therein provided to be performed and observed by Sublessee, its successors and assigns, under the Sublease and agrees to pay all of Sublessor’s expenses, including reasonable attorneys’ fees, incurred in enforcing said obligations, or incurred in enforcing this guaranty. Guarantor further agrees that its liability under this guaranty shall be continuing, absolute, unconditional and primary and that this guaranty shall remain in full force and effect until Sublessee shall have fully and satisfactorily discharged all of its obligations to Sublessor under the Sublease and further that Sublessor may, at Sublessor’s option, proceed against Guarantor with or without having commenced any action against or having obtained any judgment against Sublessee or any assignee of Sublessee.

Each and every default by the Sublessee under the terms of the Sublease shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

This guaranty and the liability hereunder shall in no wise be affected or impaired by the creating of or any compromise, settlement, release, renewal, extension, indulgence, change in or modification of any of the obligations and liabilities of the Sublessee under the Sublease (and the Sublessor is hereby expressly authorized by Guarantor to make the same from time to time without notice to anyone) or by any redelivery, repossession, surrender or destruction of the Subleased Premises (as defined in the Sublease) in whole or in part, or by any failure, neglect or omission on the part of the Sublessor to realize upon any obligations or liabilities of the Sublessee. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Sublessor at any time other than to have made a written demand on the Sublessee for performance that is then due and not to have received such performance for a period exceeding the applicable cure period provided under the Sublease, or to resort for performance to any other persons or corporations, their properties or assets or to any security, property or other rights or remedies whatsoever and the Sublessor shall have the right to enforce this guaranty irrespective of whether or not proceedings or steps are pending, seeking resort to or realization upon or from any of the foregoing.

All diligence in the collection of rentals by the Sublessor from the Sublessee, and all notices of any default by the Sublessee under the Sublease and any and all notices of acceptance of this guaranty or of reliance by Sublessor upon this guaranty are hereby expressly waived by Guarantor. The Sublease shall be conclusively presumed to have been created and contracted in reliance upon this guaranty.

The payment by Guarantor of any amount pursuant to this guaranty shall not in any wise entitle Guarantor (whether by way of subrogation or otherwise) to any right of possession of the Subleased Premises or any other right, title or interest under the Sublease.

No act of commission or omission of any kind or at any time upon the part of the Sublessor in respect of any matter whatsoever shall in any way affect or impair this guaranty.

Guarantor expressly agrees that its obligations under this guaranty shall (1) be absolute and unconditional irrespective of (a) any insolvency, bankruptcy or reorganization, or dissolution of Sublessee, (b) the validity, genuineness, regularity or enforceability of the obligations of Sublessee contained in the Sublease, (c) the absence of any action to enforce such obligations, (d) any waiver or consent with respect to any of the provisions of the Sublease, or (e) any amendment, modification, consolidation, extension or renewal of the Sublease, whether or not consented to by Guarantor; and (2) constitute an absolute, unconditional, present and continuing guaranty of performance and payment and not of collection and not be in any way conditioned or contingent upon any attempt to enforce performance by, or to collect from Sublessee or any other condition or contingency.

Guarantor expressly waives any and all presentment, demand, protest and notice whatsoever, and (to the extent it may lawfully do so) the benefit of any provision of law which is or might be in conflict with the terms of this guaranty. The obligations of Guarantor shall not be affected by any action taken by Sublessor in the exercise of any right or power conferred by law or otherwise, or by any failure or omission on the part of Sublessor to enforce any rights given by law or conferred thereby, or to take any other action thereunder, or by any waiver of any such right or other action by Sublessor or by any action of Sublessor in granting indulgence or extension to Sublessee, or by any waiver by Sublessor of any notice under the provisions of the Sublease. No proceedings taken for the enforcement of the Sublease shall affect the obligations of Guarantor hereunder; nor shall the giving, taking or enforcement of any other additional security, collateral, or guaranty for the performance of Sublessee under the Sublease operate to prejudice, waiver, or affect the security of this guaranty of any rights, powers, or remedies hereunder; nor shall Sublessor be required first to look to, enforce or exhaust such other or additional security, collateral, or guaranty.

Guarantor expressly agrees that no right, power or remedy in this guaranty or in the Sublease conferred upon Sublessor is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall, to the extent permitted by law, be cumulative and shall be in addition to every other remedy given under this guaranty or the Sublease, or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.

Guarantor expressly agrees that if Sublessee shall be (a) merged with or into or consolidated or amalgamated with another person, firm, corporation or other entity, or (b) dissolved voluntarily or involuntarily, Guarantor’s obligation of guaranty hereunder shall continue in full force and effect and apply to the performance by all successors and assigns of the obligations of Sublessee under the Sublease with the same force and effect as such guaranty as set forth above with respect to Sublessee, unless in connection with such sale, assignment, transfer, merger, consolidation, amalgamation or dissolution, Guarantor has been expressly released in writing from its guaranty hereunder by Sublessor.

Guarantor expressly agrees that the obligations covered by this guaranty include all obligations and liabilities of Sublessee under the Sublease to Sublessor under the Sublease now existing or hereafter coming into existence, and any renewals or extensions, in whole or in part, of any of said obligations and liabilities heretofore described, together with all damages, losses, costs, interest, charges, expenses (including attorneys’ fees), and liabilities of every kind, nature and description, to the extent same are obligations and liabilities arising under the Sublease to Sublessor.

The Sublessor may without any notice whatsoever to anyone, sell, assign or transfer all of its right, title and interest as Sublessor under the Sublease or all of its right, title and interest in and to the rents and other sums at any time due and to become due under the Sublease, and in such event each and every immediate and successive assignee or transferee of the right, title and interest of the Sublessor shall have the right to enforce this guaranty by suit or otherwise for the benefit of such assignee or transferee as fully as if such assignee or transferee were herein by name specifically given such right, power and benefit.

This guaranty and every part thereof shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Sublessor and its successors and assigns.

Any notice to, or demand on, Guarantor elected to be given or made by Sublessor shall be deemed effective on the date signed for or rejected or returned as undeliverable if sent by certified mail, return receipt requested or by a nationally recognized overnight service providing evidence of delivery, addressed to the Guarantor at:

Criteo, SA Attention: General Counsel 411 High Street Palo Alto, CA 94301, or such other address supplied by Guarantor with the same effect as if the same was actually delivered to, and received by, Guarantor in person.

Guarantor waives a trial by jury and the right to interpose counterclaims or set-offs of any kind and description in any litigation arising out of or relating to said obligations or said liabilities or the matters contained in this guaranty. Sublessor shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Sublessor and then only to the extent therein set forth. The waiver by Sublessor of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Sublessor would otherwise have had on any future occasion. No executory agreement shall be effective to change or modify or to discharge in whole or in part this guaranty unless such executory agreement is in writing and signed by Sublessor. Guarantor shall be bound and liable hereunder.

In the event any clause or provision of this guaranty shall be invalid or void for any reason, such invalid or void clause or provisions shall not affect the whole of this guaranty and the balance of the provisions herein shall remain in full force and effect, subject to the terms of the Sublease.

Whenever the context hereof shall require, the masculine pronoun includes the feminine and neuter and the singular number includes the plural and vice versa.

This guaranty shall be construed in accordance with the laws of the State of New York. The terms and provisions of this Guaranty are limited by Section 28 of the Sublease.

Guarantor represents and warrants that the person executing this guaranty has been duly authorized to do so.

This guaranty may not be amended orally and may be amended in writing only if Sublessor shall sign such amending instrument as a party thereto.

This guaranty shall be enforceable against the Guarantor until 11:59 P.M. on December 30, 2017.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Guarantor has executed this guaranty as of this 5th day of April, 2012.

Criteo, SA, a corporation located in Paris, France

By:	/s/ Jean-Baptiste Rudelle,

“Guarantor(s)”

By:	Jean-Baptiste Rudelle,
as Chief Executive Officer, Criteo SA